AGREEMENT AND PLAN OF MERGER

                                      among

                             CAPITAL RE CORPORATION,

                                   ACE LIMITED

                                       and

                             CAPRE ACQUISITION CORP.

                            Dated as of June 10, 1999


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                     TABLE OF CONTENTS

                                                                          Page

ARTICLE I THE MERGER.........................................................2
      1.1. The Merger........................................................2
      1.2. Closing...........................................................2
      1.3. Effective Time....................................................2
ARTICLE II THE SURVIVING CORPORATION.........................................3
      2.1. The Certificate of Incorporation..................................3
      2.2. The Bylaws........................................................3
      2.3. Directors.........................................................3
      2.4. Officers..........................................................3
ARTICLE III CONVERSION OF SHARES.............................................3
      3.1. Effect on Stock...................................................3
      3.2. Exchange of Certificates for Shares...............................4
      3.3. Appraisal Rights..................................................7
      3.4. Adjustments to Prevent Dilution...................................8
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................8
      4.1. Organization, Good Standing and Qualification.....................8
      4.2. Capitalization....................................................8
      4.3. Company Subsidiaries..............................................10
      4.4. Corporate Authority; Approval and Fairness........................10
      4.5. Governmental Filings; No Violations...............................11
      4.6. Company Reports; Financial Statement..............................12
      4.7. Absence of Certain Changes........................................13
      4.8. Litigation and Liabilities........................................14
      4.9. Employee Benefits.................................................15
      4.10. Compliance with Laws; Permits....................................18
      4.11. Intellectual Property............................................19
      4.12. Year 2000 Compliance.............................................19
      4.13. Environmental Laws...............................................20
      4.14. Investment Company...............................................20
      4.15. Takeover Statutes................................................21
      4.16. Taxes............................................................21
      4.17. Labor Matters....................................................21
      4.18. Title to Property................................................22
      4.19. Material Contracts...............................................22
      4.20. Brokers and Finders..............................................23
      4.21. Insurance Matters................................................23
      4.22. Liabilities and Reserves.........................................25
      4.23. Accounting and Tax Matters.......................................26
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY.....26
      5.1. Merger Subsidiary.................................................26
      5.2. Organization, Good Standing and Qualification.....................26
      5.3. Capitalization....................................................27
      5.4. Corporate Authority; Approval and Fairness........................27
      5.5. Governmental Filings; No Violations...............................28
      5.6. Parent Reports; Financial Statements..............................29
      5.7. Absence of Certain Changes........................................29
      5.8. Litigation and Liabilities........................................30
      5.9. Brokers and Finders...............................................30
ARTICLE VI COVENANTS.........................................................30
      6.1. Interim Operations of the Company.................................30
      6.2. Interim Operations of Merger Subsidiary...........................34
      6.3. No Solicitation...................................................34
      6.4. Information Supplied..............................................36
      6.5. Stockholders Meeting..............................................36
      6.6. Filings; Other Actions; Notification..............................37
      6.7. Taxation and Accounting...........................................39
      6.8. Access............................................................39
      6.9. Affiliates........................................................40
      6.10. Stock Exchange Listing...........................................40
      6.11. Publicity........................................................40
      6.12. Benefits.........................................................40
      6.13. Certain Change in Control Matters................................42
      6.14. Expenses.........................................................42
      6.15. Indemnification; Directors'and Officers'Insurance................42
      6.16. Purchase of Ordinary Shares......................................43
      6.17. Other Actions by the Company and Parent..........................44
      6.18. Coordination of Dividends........................................45
ARTICLE VII CONDITIONS.......................................................46
      7.1. Conditions to Each Party's Obligation to Effect the Merger........46
      7.2. Conditions to Obligations of Parent and Merger Subsidiary.........47
      7.3. Conditions to Obligation of the Company...........................48
ARTICLE VIII TERMINATION.....................................................49
      8.1. Termination by Mutual Consent.....................................49
      8.2. Termination by Either Parent or the Company.......................50
      8.3. Termination by the Company........................................50
      8.4. Termination by Parent.............................................51
      8.5. Effect of Termination and Abandonment.............................52
ARTICLE IX MISCELLANEOUS AND GENERAL.........................................53
      9.1. Survival..........................................................53
      9.2. Modification or Amendment.........................................53
      9.3. Waiver of Conditions..............................................53
      9.4. Counterparts......................................................54
      9.5. Governing Law; Waiver of Jury Trial...............................54
      9.6. Notices...........................................................54
      9.7. Entire Agreement; No Other Representations........................55
      9.8. No Third Party Beneficiaries......................................56
      9.9. Severability......................................................56
      9.10. Interpretation...................................................56
      9.11. Assignment.......................................................57
      9.12. Definitions......................................................57


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                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of June 10, 1999 among Capital Re Corporation, a Delaware corporation (the "Company"), ACE Limited, a company incorporated with limited liability under the Cayman Islands Companies Law ("Parent"), and CapRe Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary").

                                    RECITALS

                  WHEREAS, the respective boards of directors of each of Parent, Merger Subsidiary and the Company have determined that the merger of the Merger Subsidiary with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement is advisable and have approved the Merger, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") not owned directly or indirectly by Parent or the Company will be converted into 0.60 of an ordinary share, par value $.041666667 per share, of Parent ("Parent Shares");

                  WHEREAS, in order to induce Parent and Merger Subsidiary to enter into this Agreement, concurrently herewith certain stockholders are entering into stockholder support agreements with Parent (the "Stockholder Agreements"), pursuant to which, among other things, each such stockholder agrees to vote in favor of this Agreement and the Merger and against any competing proposals, upon the terms and subject to the conditions set forth herein;

                  WHEREAS, as a condition and inducement to Parent and Merger Subsidiary entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, the Company and Parent have entered into a Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit A (the "Stock Option Agreement"), pursuant to which the Company has granted Parent an option to purchase shares of common stock of the Company under certain circumstances;

                  WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"); and

                  WHEREAS, the Company, Parent and Merger Subsidiary desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

                  1.1.     THE MERGER.

                  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) the Merger Subsidiary shall be merged with and into the Company and the separate corporate existence of the Merger Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger except as otherwise provided herein. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the "DGCL").

                  1.2.     CLOSING.

                  The closing of the Merger (the "Closing") shall take place (i) at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York, at 9:00 A.M. on the third business day after the day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

                  1.3.     EFFECTIVE TIME.

                  As soon as practicable following the Closing, the Company, Merger Subsidiary and Parent will cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with and accepted for record by the Delaware Secretary of State (the "Secretary") as provided in Section 251 of the DGCL. The Merger shall become effective at the time the Certificate of Merger is filed with the Secretary or at such later time as may be agreed to by the Company and Parent and set forth in the Certificate of Merger (the "Effective Time").

                                   ARTICLE II
                            THE SURVIVING CORPORATION

                  2.1.     THE CERTIFICATE OF INCORPORATION.

                  At the Effective Time, the certificate of incorporation of the Company shall be amended so that Article FOURTH thereof reads in its entirety as follows: "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.", and as so amended shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided therein or by applicable law (the "Certificate of Incorporation").

                  2.2.     THE BYLAWS.

                  The bylaws of Merger Subsidiary in effect at the Effective Time shall be the Bylaws of the Surviving Corporation (the "Bylaws"), until thereafter amended as provided therein, as set forth in the Certificate of Incorporation or by applicable law.

                  2.3.     DIRECTORS.

                  The directors of Merger Subsidiary at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws.

                  2.4.     OFFICERS.

                  The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or termination.

                                   ARTICLE III
                              CONVERSION OF SHARES

                  3.1.     EFFECT ON STOCK.

                  At the Effective Time, as a result of the Merger and without any action on the part of the holder of any stock of the Company:

                  (a) Merger Consideration. Each share of Company Common Stock (each a "Share" or, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares of Company Common Stock to be cancelled pursuant to SECTION 3.1(b)) shall be converted into, and become exchangeable for the right to receive the "Merger Consideration", consisting of 0.60 Parent Shares (including any related Rights issued pursuant to the Rights Agreement (the "Parent Rights Agreement") dated May 7, 1999 between Parent and The Bank of New York) (the "Exchange Ratio"); provided, however, that if the average closing price (the "Average Closing Price") of a Parent Share as reported on the New York Stock Exchange ("NYSE") for the twenty consecutive trading days ending three trading days prior to the Effective Time is equal to or greater than $36.67 per share, the Exchange Ratio shall be equal to 22 divided by the Average Closing Price. At the Effective Time, all Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares shall thereafter represent only the right to receive the Merger Consideration, cash in lieu of fractional Parent Shares pursuant to SECTION 3.2(e), if any, and any distribution or dividend pursuant to
SECTION 3.2(c).

                  (b) Cancellation of Shares. Each Share issued and outstanding immediately prior to the Effective Time and owned by Parent or owned by the Company or any direct or indirect Subsidiary of Parent or of the Company (in each case other than Shares that are owned on behalf of third parties), shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

                  (c) Merger Subsidiary. At the Effective Time, each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation.

                  3.2.     EXCHANGE OF CERTIFICATES FOR SHARES.

                  (a) Exchange Agent. Promptly after the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent, who shall be the Parent's transfer agent or another entity selected by Parent prior to the Effective Time with the Company's approval, which shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of Shares, certificates representing the Parent Shares and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to Parent Shares to be issued or paid pursuant to the last sentence of SECTION 3.1(a) (including cash in lieu of fractional Parent Shares) in exchange for Shares outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this ARTICLE III (such certificates for Parent Shares, together with the amount of any dividends or other distributions payable with respect thereto and any cash in lieu of fractional Parent Shares, being hereinafter referred to as the "Exchange Fund").

                  (b) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of Shares
(i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree prior to the Effective Time, and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing Parent Shares and (B) any unpaid dividends and other distributions pursuant to SECTION 3.2(c) and cash in lieu of fractional Parent Shares. Subject to SECTION 3.2(h), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole Parent Shares that such holder is entitled to receive pursuant to this ARTICLE III, (y) a check in the amount (after giving effect to any required tax withholdings) of any cash in lieu of fractional Parent Shares plus any unpaid dividends or other distributions that such holder has the right to receive pursuant to SECTION 3.2(c), and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of Parent Shares, together with a check for any cash to be paid upon due surrender of the Certificate in lieu of fractional Parent Shares and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for Parent Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for Parent Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable. For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.

                  (c)      Distributions with Respect to Unexchanged Shares;
 Voting.

                           (i) All Parent Shares to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of Parent Shares, the record date for which is after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of Parent Shares shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this ARTICLE III. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time and a payment date on or prior to such time of surrender payable with respect to such whole Parent Shares and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole Parent Shares with a record date after the Effective Time and with a payment date subsequent to surrender.

                           (ii)     Holders of unsurrendered Certificates who
were the registered holders at the Effective Time shall not be entitled to vote after the Effective Time at any meeting of Parent stockholders (or consent in connection with any consent of stockholders in lieu of a meeting).

                  (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

                  (e) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional Parent Shares will be issued and any holder of Shares entitled to receive a fractional Parent Share but for this SECTION 3.2(e) shall be entitled to receive a cash payment in lieu thereof, which payment shall equal the amount determined by multiplying (i) the fraction of a Parent Share to which such holder would otherwise be entitled by (ii) the average closing price of a Parent Share as reported on the NYSE for the twenty consecutive trading days ending three trading days prior to the Effective Time. The fractional share interests of each holder of Company Common Stock shall be aggregated, so that no such holder shall receive cash in an amount equal to or greater than the value of one Parent Share.

                  (f) Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Parent.

                  (g) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Shares) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this ARTICLE III shall thereafter look only to Parent for payment of their Parent Shares and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to SECTION 3.1 and SECTION 3.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (h) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Parent Shares and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to SECTION 3.2(c) upon due surrender of and deliverable in respect of the Shares represented by such Certificate pursuant to this Agreement.

                  (i) Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in Parent or in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Parent or the Surviving Corporation as a result of, or in connection with, the Merger.

                  3.3.     APPRAISAL RIGHTS.

                  In accordance with Section 262(b) of the DGCL, no appraisal rights shall be available to holders of Shares in connection with the Merger.

                  3.4.     ADJUSTMENTS TO PREVENT DILUTION.

                  In the event that after the date hereof and prior to the Effective Time the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, or Parent changes the number of Parent Shares or securities convertible or exchangeable into or exercisable for Parent Shares, issued and outstanding prior to the Effective Time, as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth in the corresponding sections or subsections of the Company disclosure schedule attached to this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Parent and Merger Subsidiary that:

                  4.1.     ORGANIZATION, GOOD STANDING AND QUALIFICATION.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of its Subsidiaries (as defined in SECTION 9.12(b)) is a corporation or other entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. The Company and each of its Subsidiaries has full power and authority (corporate and other) to own, lease and operate its respective properties and assets and to carry on its business as presently conducted and as proposed to be conducted, except where the failure to hold such franchises, grants, licenses, certificates, permits, consents and orders, or to have such power and authority, would not, when taken together with all other such failures, reasonably be expected to have a Company Material Adverse Effect (as defined in SECTION 9.12(b)). The Company has made available to Parent a complete and correct copy of the Company's and each Subsidiary's charter and by-laws or other organizational documents, each as amended to and as in effect as of the date hereof.

                  4.2.     CAPITALIZATION.

                  The authorized capital stock of the Company consists of 75,000,000 Shares, of which 32,526,619 Shares were outstanding as of the close of business on June 9, 1999, and 25,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Shares"), of which no shares were outstanding as of the close of business on the date hereof. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no commitments to issue or deliver Shares or Preferred Shares, except that, as of June 9, 1999, there were an aggregate of 6,460,000 Shares reserved for issuance pursuant to the Company's 1992 Employee Stock Option Plan, 1997 Employee Stock Option Plan, 1993 Director's Stock Option Plan and the Performance Share Plan (the "Company Stock Plans"). Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly-owned subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. SECTION 4.2 of the Company Disclosure Schedule sets forth in the aggregate, by Company Stock Plan, the number of options and stock appreciation rights outstanding, their grant price, the date such options or rights were granted and the class and number of Shares reserved for issuance pursuant to each such Company Stock Plan, together with the name of each holder of an option or stock appreciation right outstanding under any such Company Stock Plan, (such options and rights being having collectively referred to as the "Company Options"), a description of the exercise or purchase prices, vesting schedules, expiration dates, and class and number of Shares subject to each such Company Option, together with a listing of all Company Options that shall vest at the Effective Time as a result of the Merger. Except as described in SECTION 4.2 of the Company Disclosure Schedule, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or, except as referred to in this SECTION 4.2, convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

                  Except as described in SECTION 4.2 of the Company Disclosure Schedule or as specifically described in this Agreement or the Stock Option Agreement, since December 31, 1998, the Company has not (i) made or agreed to make any stock split or stock dividend, or issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of the Company other than pursuant to and as required by the terms of any Company Stock Plan; (ii) repurchased, redeemed or otherwise acquired any shares of capital stock of the Company; or (iii) other than its regular quarterly cash dividend of $0.04 per share, declared, set aside, made or paid to the stockholders of the Company dividends or other distributions on the outstanding shares of capital stock of the Company.

                  4.3.     COMPANY SUBSIDIARIES.

                  (a) SECTION 4.3(a)(i) of the Company Disclosure Schedule sets forth the name and jurisdiction of incorporation of each of the Company's Subsidiaries. The Company conducts its insurance operations through the Subsidiaries set forth in SECTION 4.3(a)(ii) of the Company Disclosure Schedule (collectively, the "Company Insurance Subsidiaries"). Each of the Company Insurance Subsidiaries is (1) duly licensed or authorized as an insurance company or reinsurer in its jurisdiction of incorporation, (2) duly licensed or authorized as an insurance company or reinsurer in each other jurisdiction where it is required to be so licensed or authorized, and (3) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company SAP Statements (as hereinafter defined), except, in any such case, where the failure to be so licensed or authorized would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The Company has made all required filings under applicable holding company statutes except where the failure to file would not be reasonably expected to have a Company Material Adverse Effect.

                  (b) Except for the Company's Subsidiaries, securities held in the Company's investment portfolio and except as set forth on SECTION 4.3(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                  4.4.     CORPORATE AUTHORITY; APPROVAL AND FAIRNESS.

                  (a) The Company has all requisite power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement, and subject only to approval of the Merger by the holders of at least a majority of the outstanding Shares (the "Company Requisite Vote"), to consummate the Merger. This Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery hereof and thereof by Parent and the Company) constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally.

                  (b) The Board of Directors of the Company has duly and validly approved and taken all corporate action required to be taken by the Board of Directors (in each case by a unanimous vote of all the directors in office at such time) for the consummation of the transactions contemplated by this Agreement and the Stock Option Agreement, including, but not limited to, (i) having determined that this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, taken together, are advisable and are fair to and in the best interests of the stockholders of the Company, and
(ii) having resolved to recommend that the holders of the Shares adopt this Agreement and approve the Merger. The affirmative vote in favor of the adoption of this Agreement by the Company Requisite Vote is the only vote of the holders of any class or series of Company capital stock necessary to approve this Agreement and the Merger. No vote of the stockholders of the Company is required to approve the Stock Option Agreement. The Board of Directors of the Company has received the opinion of its financial advisor Goldman, Sachs & Co., to the effect that, as of the date of such opinion, the Exchange Ratio is fair from a financial point of view to the holders of Shares.

                  4.5.     GOVERNMENTAL FILINGS; NO VIOLATIONS.

                  Subject to obtaining the Private Consents (as defined below) and except for all filings, permits, authorizations, consents and approvals as may be required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities or "blue sky" laws, state takeover laws, state and foreign insurance regulatory laws and commissions, including Lloyd's of London and the U.K. Treasury Department, and for the approval of this Agreement by the Company's stockholders and the filing and recordation of this Agreement or the Certificate of Merger as required by the DGCL, and except as may result from any facts or circumstances relating solely to the Parent or its Affiliates, neither the execution, delivery or performance of this Agreement or the Stock Option Agreement nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any of the provisions hereof or thereof will (i) result in any breach or violation of any provision of the certificate of incorporation or by-laws or similar organizational documents of the Company or of any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any United States or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority, body, commission or agency, including the Corporation of Lloyd's (a "Governmental Entity"), except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a Company Material Adverse Effect, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or increase in the rate of interest) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (a "Contract") or result in the creation of a lien upon any of the properties or assets of the Company or any of its Subsidiaries or (iv) violate any order, writ, injunction, judgment, decree, statute, rule, regulation or other Law applicable to the Company, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches, defaults, or rights of termination, amendment, cancellation or acceleration or liens, which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
SECTION 4.5 of the Company Disclosure Schedule sets forth, to the knowledge of the Responsible Executive Officers of the Company (as defined in SECTION 9.12(b)), a list of contracts (by category and type, where applicable) material to the Company and its Subsidiaries, taken as a whole, pursuant to which consents or waivers ("Private Consents") are or may be required prior to consummation of the transactions contemplated by this Agreement (subject to the exception set forth above).

                  4.6.     COMPANY REPORTS; FINANCIAL STATEMENT.

                  (a) The Company has delivered or made available to Parent true and complete copies of each registration statement, report, proxy statement or information statement prepared by it since January 1, 1996, including (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1998, (ii) the Company's definitive Proxy Statement for its 1998 Annual Meeting of Stockholders, and (iii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). Each Company Report complied in all material respects with the applicable requirements of the Securities Act of 1933 (the "Securities Act") and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. Each report filed by the Company with the SEC subsequent to the date hereof and prior to the Effective Time will comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. No Subsidiary of the Company is required to file any form, report, statement, schedule, registration statement or other document with the SEC. As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the consolidated results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

                  (b) The Company has delivered or made available to Parent true and complete copies of the annual and quarterly statements of each of the Company Insurance Subsidiaries as filed with the applicable insurance regulatory authorities for the three years ended December 31, 1998 and the quarterly period ended March 31, 1999, including all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, the "Company SAP Statements"). The Company SAP Statements were prepared in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority consistently applied for the periods covered thereby and present fairly the statutory financial position of such Company Insurance Subsidiaries for the respective periods then ended. The Company SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any Company SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. The annual statutory balance sheets and income statements included in the Company SAP Statements have been audited by Ernst & Young LLP and the Company has delivered or made available to Parent true and complete copies of all audit opinions related thereto. The Company has delivered or made available to Parent true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies since January 1, 1995 relating to the Company Insurance Subsidiaries.

                  4.7.     ABSENCE OF CERTAIN CHANGES.

                  Except as disclosed in the Company Reports filed prior to the date hereof or as set forth on SECTION 4.7 of the Company Disclosure Schedule and except as otherwise provided in or contemplated by this Agreement, since December 31, 1998 (the "Company Audit Date"), the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been: (a) any change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries, or any transaction, commitment, dispute or other event, or any other development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to result in a Company Material Adverse Effect; (b) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (c) any authorization, declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, except as permitted by SECTION 6.1 hereof; (d) any change by the Company in accounting principles, practices or methods other than as required by changes in applicable GAAP or statutory accounting principles; (e) any material addition to the Company's consolidated reserves for unpaid losses and loss adjustment expenses prior to the date of this Agreement; (f) any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of any Company Insurance Subsidiary; or (g) any repurchase or redemption of any Shares. Since the Company Audit Date, except as provided for herein or as disclosed in the Company Reports filed prior to the date hereof or as set forth on SECTION
4.7 of the Company Disclosure Schedule, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers at the senior vice president level or above or key employees or any amendment of any of the Company Compensation and Benefit Plans (as defined in SECTION 4.9(a)).

                  4.8.     LITIGATION AND LIABILITIES.

                  Except as disclosed in the Company Reports filed prior to the date hereof or as set forth on SECTION 4.8 of the Company Disclosure Schedule, there are no (a) actions, suits, claims, proceedings or investigations (or, to the knowledge of the Responsible Executive Officers of the Company, any basis for any person to assert any claim reasonably likely to result in liability or any other adverse determination) pending against, or to the knowledge of the Responsible Executive Officers of the Company, threatened against or affecting, the Company or any of its Subsidiaries or any of their respective properties before any Governmental Entity or otherwise that (i) individually or in the aggregate would be expected to have a Company Material Adverse Effect, (ii) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or (iii) alleges criminal action or inaction or
(b) liabilities, debts, claims or obligations of any nature on the date of this Agreement, whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due, that would be required to be included on a balance sheet prepared in accordance with GAAP, and there is no existing condition or set of circumstances that would reasonably be expected to result in such a liability ("Company Liabilities"), except (i) Company Liabilities incurred in the ordinary and usual course of business and consistent with past practice since December 31, 1998, (ii) Company Liabilities incurred in connection with or as a result of the transactions contemplated by this Agreement and (iii) Company Liabilities that would not reasonably be expected to have a Company Material Adverse Effect.

         As of the date hereof, neither the Company, its Subsidiaries nor any of their respective properties is subject to any order, writ, judgment, injunction, decree, determination or award having, or that would reasonably be expected to have, a Company Material Adverse Effect or that would prevent or delay the consummation of the transactions contemplated hereby. Except as disclosed in the Company Reports, there are no pending or, to the knowledge of the Responsible Executive Officers of the Company, threatened claims for indemnification by the Company or any of its Subsidiaries in favor of directors, officers, employees and agents of the Company or any of its Subsidiaries.

                  4.9.     EMPLOYEE BENEFITS.

                  (a) Except as set forth in SECTION 4.9(a) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries maintains, is a party to, participates in or has any liability or contingent liability with respect to:

                      (i) any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are defined in sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), respectively), other than a "multiemployer plan" (as defined in section 3(37) of ERISA);

                      (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in section 3(3) of ERISA); or

                      (iii) any employment agreement or consulting agreement.

                  (b) A true and correct copy of each of the plans, arrangements, and agreements listed on SECTION 4.9(b) of the Company Disclosure Schedule (referred to hereinafter as "Employee Benefit Plans"), and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and record keeping agreements, each as in effect on the date hereof, has been supplied to the Parent. In the case of any Employee Benefit Plan which is not in written form, the Parent has been supplied with an accurate description of such Employee Benefit Plan as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to each Employee Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Employee Benefit Plan has been supplied to the Purchaser, and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied.

                  (c)      As to all Employee Benefit Plans:

                      (i) All Employee Benefit Plans comply and have been administered in form and in operation in all material respects with all applicable requirements of Law, and no event has occurred which will or could cause any such Employee Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance.

                      (ii) All Employee Benefit Plans which are employee pension benefit plans comply in all material respects in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code; there have been no amendments to such plans which are not the subject of a favorable determination letter issued with respect thereto by the Internal Revenue Service or for which the time to file a timely request for a determination letter has lapsed; and no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code.
                      (iii) None of the assets of any Employee Benefit Plan are invested in employer securities or employer real property.

                      (iv) There have been no "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Employee Benefit Plan and none of the Company or any of its Subsidiaries has engaged in any prohibited transaction.

                      (v) There have been no acts or omissions by the Company which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47 or 68 of the Code for which the Company or any of its Subsidiaries may be liable.

                      (vi) Except as set forth in SECTION 4.9(c) of the Company Disclosure Schedule, none of the payments contemplated by the Employee Benefit Plans would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)).

                      (vii) There are no actions, suits or claims (other than routine claims for benefits)pending or threatened involving any Employee Benefit Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).

                      (viii) No Employee Benefit Plan is subject to Title IV of ERISA.

                      (ix) Each Employee Benefit Plan which constitutes a "group health plan" (as defined in section 607(i) of ERISA or section 4980B(g)(2) of the Code), including any plans of current and former Affiliates which must be taken into account under sections 4980B and 414(t) of the Code or section 601 of ERISA, have been operated in material compliance with applicable law, including coverage requirements of section 4980B of the Code and section 601 of ERISA to the extent such requirements are applicable, except where failure to do so would not have a Company Material Adverse Effect.

                      (x) None of the Company or any of its Subsidiaries has any liability or contingent liability for providing, under any Employee Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code.

                      (xi) Actuarially adequate accruals for all obligations under the Employee Benefit Plans are reflected in the financial statements of the Company and such obligations include a pro rata amount of the contributions and PBGC premiums which would otherwise have been made in accordance with past practices and applicable law for the plan years which include the Closing Date.

                  (d) None of the Company nor any of its Subsidiaries contributes to, has contributed to, or has any liability or contingent liability with respect to a multiemployer plan (as defined in section 3(37) of ERISA)

                  (e) SECTION 4.9(e) of the Company Disclosure Schedule describes in all material respects all employment contracts and similar arrangements between the Company or any of its Subsidiaries and their respective executive officers, and all plans and arrangements pursuant to which the Company or any of its Subsidiaries is obligated to make any payment or confer any benefit upon any officer, director, employee or agent of the Company or any of its Subsidiaries as a result of or in connection with any of the transactions contemplated by this Agreement or any transaction or transactions resulting in a change in control of the Company or any of its Subsidiaries. Except as set forth in SECTION 4.9(e) of the Company Disclosure Schedule, the Merger will not (i) entitle any employees of the Company or its Subsidiaries to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Benefit Plan, or (iii) result in any breach or violation of, or default under, any Employee Benefit Plan.

                  (f) All Employee Benefit Plans covering current or former non-U.S. employees of the Company and its Subsidiaries comply in all material respects with applicable local law. The Company and its Subsidiaries have no material unfunded liabilities with respect to any Employee Benefit Plan that covers such non-U.S. employees.

                  4.10.    COMPLIANCE WITH LAWS; PERMITS.

                  Except as set forth in the Company Reports filed prior to the date hereof or on SECTION 4.10 of the Company Disclosure Schedule, the businesses of each of the Company and its Subsidiaries have been, and are being, conducted in compliance with all applicable federal, state, local or foreign laws, statutes, ordinances, rules, regulations, judgments, orders, injunctions, decrees, arbitration awards, agency requirements, licenses or permits (including insurance laws and regulations) of any Governmental Entity ("Laws"), and all notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance with such Laws, except in any such case for noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Except as set forth in the Company Reports filed prior to the date hereof or on
SECTION 4.10 of the Company Disclosure Schedule and except for routine examinations by state governmental entities charged with supervision of insurance companies ("Insurance Regulators"), no investigation or review by any governmental entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Responsible Executive Officers of the Company, threatened, nor has any governmental entity indicated an intention to conduct the same, except for those the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. No material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. The Company and its Subsidiaries each has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

                  4.11.    INTELLECTUAL PROPERTY.

                  The Company and its Subsidiaries own or possess, or have all necessary rights and licenses in, all patents, patent rights, licenses, inventions (whether or not patentable or reduced to practice), copyrights (whether registered or unregistered), know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), registered and unregistered trademarks, service marks and trade names and other intellectual property rights (collectively, "Intellectual Property") necessary to conduct their business as conducted and proposed to be conducted, except such Intellectual Property the failure to own, possess, have all rights and licenses in would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any unresolved notice of, or is aware of any fact or circumstance that would give any Person a right to assert, infringement or misappropriation of, or conflict with, asserted rights of others or invalidity or unenforceability of any Intellectual Property owned by the Company or any of its Subsidiaries. To the knowledge of the Responsible Executive Officers of the Company, the use of such Intellectual Property to conduct the business and operations of the Company and its Subsidiaries as conducted or proposed to be conducted does not infringe on the rights of any Person, except such infringement that would not have a Company Material Adverse Effect. To the knowledge of the Responsible Executive Officers of the Company, no Person is challenging, infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in a loss or limitation in the rights and licenses of the Company to use or enjoy the benefit of any Intellectual Property employed by the Company or any of its Subsidiaries in connection with its business as conducted or proposed to be conducted, except for such loss or limitation which would not have a Company Material Adverse Effect.

                  4.12.    YEAR 2000 COMPLIANCE.

                  The Company has established an implementation plan and budgeted a reasonably sufficient amount of capital and resources to institute software systems which include design, performance and functionality and which are intended to ensure (it being acknowledged and agreed by the parties hereto that such intention may never be realized) that such software systems do not cause the Company to experience invalid or incorrect results or abnormal software operation related to calendar year 2000, except where such invalid or incorrect results or abnormal software operation would not, individually or in the aggregate, have a Company Material Adverse Effect. Such plan and budget envision the creation of software systems which include calendar year 2000 date conversion and compatibility capabilities. As of the date of this Agreement, such plan, in respect of the business of the Company, is generally proceeding on schedule.

                  4.13.    ENVIRONMENTAL LAWS.

                  Except to the extent that any inaccuracy in any of the following representations, individually or in the aggregate with any other inaccuracy under the following representations, would not reasonably be expected to have a Company Material Adverse Effect, (a) each of the Company and each of its Subsidiaries is in compliance with all Environmental Laws applicable to the properties, assets or businesses of the Company and its Subsidiaries, and possesses and complies with and has possessed and complied with all Environmental Permits required under such laws; (b) none of the Company and its Subsidiaries has received any Environmental Claim, and none of the Company and its Subsidiaries is aware, after reasonable inquiry, of any threatened Environmental Claim or of any Environmental Claim pending or threatened against any entity for which the Company or any of its Subsidiaries may be responsible;
(c) none of the Company and its Subsidiaries has assumed, contractually or by operation of law, any liabilities or obligations under any Environmental Laws;
(d) there are no present or, to the best knowledge of the Company, past events, conditions, circumstances, practices, plans or legal requirements that would reasonably be expected to result in liability to the Company or any of its Subsidiaries under Environmental Laws, or reasonably be expected to increase the burden on the Company or any of its Subsidiaries of complying with Environmental Laws or of obtaining, renewing, or complying with all Environmental Permits required under such laws; (e) there are and, to the best knowledge of the Company, there have been no Hazardous Materials or other conditions at or from any property owned, operated or otherwise used by the Company or any of its Subsidiaries now or, to the best knowledge of the Company, in the past that would reasonably be expected to give rise to liability of the Company or any of its Subsidiaries under any Environmental Law and (f) the Company has provided to Parent all Environmental Reports in the possession or control of the Company or any of its Subsidiaries.

                  4.14.    INVESTMENT COMPANY.

         Neither the Company nor any of its Subsidiaries is an "investment company" as defined under the Investment Company Act of 1940, as amended, and neither the Company nor any of its Subsidiaries sponsors any person that is such an investment company.

                  4.15.    TAKEOVER STATUTES.

                  No restrictive provision of any "fair price," "moratorium," "control share" or other similar anti-takeover statute or regulation, including, but not limited to, ss. 203 of the DGCL, (each a "Takeover Statute") or restrictive provision of any applicable anti-takeover provision in the Certificate of Incorporation or Bylaws of the Company, is, or at the Effective Time will be, applicable to the Company, Parent, the Shares, the Merger or any other transaction contemplated by this Agreement.

                  4.16.    TAXES.

                  Except as set forth on SECTION 4.16 of the Company Disclosure
Schedule:

                  (a) the Company and each of its Subsidiaries have timely and accurately filed all Tax Returns (as defined in SECTION 9.12 (b)) which are required by all applicable laws to be filed by them, and have paid, or made adequate provision for the payment of, all Taxes (as defined in SECTION 9.12
(b)) which have or may become due and payable pursuant to said Tax Returns and all other Taxes, governmental charges and assessments received to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent balance sheet included in the Company Reports. The Tax Returns of the Company and its Subsidiaries have been prepared, in all material respects, in accordance with all applicable laws consistently applied;

                  (b) all Taxes which the Company and its Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Taxing Authorities (as defined in SECTION 9.12 (b)) to the extent due and payable;

                  (c) no liens for Taxes exist with respect to any of the assets or properties of the Company or its Subsidiaries, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith; and

                  (d) there is no audit, examination, deficiency, or refund litigation pending with respect to any Taxes and during the past three years no Taxing Authority has given written notice of the commencement of any audit, examination, deficiency or refund litigation, with respect to any Taxes.

                  4.17.    LABOR MATTERS.

                  The Company is not aware that any officer, director, executive or key employee of the Company or any of its Subsidiaries or any group of employees of the Company or any of its Subsidiaries has any plans to terminate his, her or its employment with the Company or any of its Subsidiaries (other than as previously described to Parent in writing). Except as described in
SECTION 4.17 of the Company Disclosure Letter, (a) the Company and its Subsidiaries have complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, and collective bargaining, and (b) no labor dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Responsible Executive Officers of the Company, is threatened. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There are no strikes, work stoppages or labor disputes pending or, to the knowledge of the Responsible Executive Officers of the Company, threatened with respect to the employees of the Company or any of its Subsidiaries. There is no representation claim or petition or complaint pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Responsible Executive Officers of the Company, no question concerning representation has been raised or threatened. No charges with respect to or relating to the business of the Company or any its Subsidiaries are pending before the Equal Employment Opportunity Commission, or any state or local agency responsible for the prevention of unlawful employment practices, which would if adversely determined have a Company Material Adverse Effect.

                  4.18.    TITLE TO PROPERTY.

                  Except as set forth in the Company Reports or on SECTION 4.18 of the Company Disclosure Schedule, the Company and each of its Subsidiaries have good and indefeasible title to all of their properties and assets, free and clear of all material defects and all encumbrances, except liens for taxes not yet due and payable and such encumbrances or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not reasonably be expected to have a Company Material Adverse Effect, and except for encumbrances which secure indebtedness reflected in the financial statements included in the Company Reports.

                  4.19.    MATERIAL CONTRACTS.

                  All of the material Contracts of the Company and its Subsidiaries are in full force and effect and are valid, binding and enforceable against the Company or its Subsidiaries in accordance with their respective terms. True and complete copies of all such material Contracts have been delivered or otherwise made available by the Company to Parent. Except as set forth in SECTION 4.19 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is, has received any notice or has any knowledge that any other party is, in default in any respect under any Contract to which the Company or any of its Subsidiaries is a party or the assets, business or operations thereof may be bound or affected or under which it or its Subsidiaries' respective assets, business or operations receives benefits, except for those defaults that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice would constitute such a default. Neither the Company nor any of its Subsidiaries is party to any agreement containing any provision or covenant that would reasonably be expected to have a Company Material Adverse Effect on the ability of the Company or any of its Subsidiaries ,assuming the consummation of the transactions contemplated by this Agreement, to (a) sell any products or services of or to any other person, (b) engage in any line of business or (c) compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its Subsidiaries.

                  Subject to obtaining the Private Consents and except as set forth in SECTION 4.19 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, agreement or arrangement which would cause the rights or obligations of any party thereto to change upon the consummation of the Merger, except for any such contract, agreement or arrangement which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  4.20.    BROKERS AND FINDERS.

                  Neither the Company nor any of its executive officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated in this Agreement, except that the Company has employed Goldman, Sachs & Co. as its financial advisor, the arrangements with respect to which have been disclosed to Parent prior to the date hereof.

                  4.21.    INSURANCE MATTERS.

                  (a) The Company has heretofore provided or otherwise made available to Parent true, complete and correct copies of all material fire and casualty, general liability, business interruption, product liability and other insurance policies maintained by the Company and its Subsidiaries. All such policies are in full force and effect and no event has occurred that would give any insurance carrier a right to terminate any such policy. Neither the Company nor any of its Subsidiaries has been denied or had any policy of insurance revoked or rescinded. All such policies are adequate to insure against risks to which the Company and its properties are exposed in such amounts and subject to such terms as are commercially reasonable.

                  (b) Except as otherwise would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, all policies, binders, slips, certificates, annuity contracts and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by the Company Insurance Subsidiaries (the "Company Insurance Contracts") and any and all marketing materials, are, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto and, as to premium rates established by the Company or any Company Insurance Subsidiary which are required to be filed with or approved by insurance regulatory authorities, the rates have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with the insurance statutes, regulations and rules applicable thereto.

                  (c) All reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which the Company or any Company Insurance Subsidiary is a party or under which the Company or any Company Insurance Subsidiary has any existing rights, obligations or liabilities are in full force and effect except for such treaties or agreements the failure to be in full force and effect as individually or in the aggregate are not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any Company Insurance Subsidiary, nor, to the knowledge of the Responsible Executive Officers of the Company, any other party to a reinsurance or coinsurance treaty or agreement to which the Company or any Company Insurance Subsidiary is a party, is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by this Agreement. The Company has not received any notice to the effect that the financial condition of any other party to any such agreement is impaired with the result that a default thereunder may reasonably be anticipated, whether or not such default may be cured by the operation of any offset clause in such agreement. No insurer or reinsurer or group of affiliated insurers or reinsurers accounted for the direction to the Company and the Company Insurance Subsidiaries or the ceding by the Company and the Company Insurance Subsidiaries of insurance or reinsurance business in an aggregate amount equal to two percent or more of the consolidated gross premium income of the Company and the Company Insurance Subsidiaries for the year ended December 31, 1998.

                  (d) Prior to the date hereof, the Company has delivered or made available to Parent a true and complete copy of any actuarial reports prepared by actuaries, independent or otherwise, with respect to the Company or any Company Insurance Subsidiary since December 31, 1995, and all attachments, addenda, supplements and modifications thereto (the "Company Actuarial Analyses"). The information and data furnished by the Company or any Company Insurance Subsidiary to its independent actuaries in connection with the preparation of the Company Actuarial Analyses were accurate in all material respects. Furthermore, to the knowledge of the Responsible Executive Officers of the Company, each Company Actuarial Analysis was based upon an accurate inventory of policies in force for the Company and the Company Insurance Subsidiaries, as the case may be, at the relevant time of preparation, was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

                  4.22.    LIABILITIES AND RESERVES

                  (a) The reserves carried on the Company SAP Statements of each Company Insurance Subsidiary for the year ended December 31, 1998 for future insurance policy benefits, losses, claims and similar purposes (including claims litigation) are in compliance in all material respects with the requirements for reserves established by the insurance departments of the state of domicile of such Company Insurance Subsidiary, were determined in all material respects in accordance with generally accepted actuarial standards and principles consistently applied, were determined in accordance with SAP and are fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles. Such reserves were adequate in the aggregate to cover the total amount of all reasonably anticipated liabilities of the Company and each Company Insurance Subsidiary under all outstanding insurance, reinsurance and other applicable agreements as of the respective dates of such Company SAP Statements. The admitted assets of the Company and each Company Insurance Subsidiary as determined under applicable Laws are in an amount at least equal to the minimum amounts required by applicable Laws. In addition, the Company has delivered or made available to Parent copies of all work papers used as the basis for establishing the reserves for the Company and the Company Insurance Subsidiaries at December 31, 1997 and December 31, 1998, respectively. With respect to the quarterly period ended June 30, 1999, the Company will establish the reserves set forth in SECTION 4.22 of the Company Disclosure Schedule.

                  (b) Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, to the knowledge of the Responsible Executive Officers of the Company, no claim or assessment is pending or threatened against any Company Insurance Subsidiary which is peculiar or unique to such Company Insurance Subsidiary by any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers which if determined adversely would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

                  4.23.    ACCOUNTING AND TAX MATTERS.

                  As of the date hereof, neither the Company nor any of its Affiliates has taken or agreed to take any action, nor do the Responsible Executive Officers of the Company have any knowledge of any fact or circumstance, that would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                                    ARTICLE V
                        REPRESENTATIONS AND WARRANTIES OF
                          PARENT AND MERGER SUBSIDIARY

                  Except as set forth in the corresponding sections or subsections of the Parent Disclosure Schedule attached to this Agreement (the "Parent Disclosure Schedule"), Parent and Merger Subsidiary hereby, jointly and severally, represent and warrant to the Company that:

                  5.1.     MERGER SUBSIDIARY.

                  (a) Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) The authorized capital stock of Merger Subsidiary consists of 1,000 shares of common stock, par value $.01 per share, all of which are validly issued and outstanding and are, and at the Effective Time will be, owned solely by Parent, and there are (i) no other voting securities of Merger Subsidiary, (ii) no securities of Merger Subsidiary convertible into or exchangeable for shares of common stock or other voting securities of Merger Subsidiary and (iii) no options or other rights to acquire from Merger Subsidiary, and no obligations of Merger Subsidiary to issue or deliver, shares of common stock or other voting securities or securities convertible into or exchangeable for shares of common stock or other voting securities of Merger Subsidiary.

                  (c) Merger Subsidiary has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

                  5.2.     ORGANIZATION, GOOD STANDING AND QUALIFICATION.

                  Parent is a company incorporated with limited liability, validly existing and in good standing under the Cayman Islands Companies Law, and each of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Neither Parent nor Merger Subsidiary is required to be authorized, qualified, licensed or domesticated as a foreign corporation under any United States federal, state or local corporate law. Parent has made available to the Company a complete and correct copy of Parent's and each Subsidiaries' charter and by-laws or other organizational documents, each as amended to and as in effect as of the date hereof.

                  5.3.     CAPITALIZATION.

                  The authorized capital stock of Parent consists of 300 million Parent Shares, of which 194,018,456 shares were outstanding as of the close of business on June 9, 1999, and 10 million other shares, none of which are outstanding. All of the outstanding Parent Shares have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no commitments to issue or deliver Parent Shares, except that, as of June 9, 1999, there were an aggregate of 23,576,886 Parent Shares reserved for issuance pursuant to Parent's employee benefit plans existing on the date hereof (the "Parent Stock Plans"), and 500,000 shares of Parent preferred stock subject to issuance pursuant to the Parent Rights Agreement. Each of the outstanding shares of capital stock or other securities of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by Parent or a direct or indirect wholly-owned subsidiary of Parent, free and clear of any lien, pledge, security interest, claim or other encumbrance. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Parent or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or, except as referred to in this SECTION 5.3, convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

                  5.4.     CORPORATE AUTHORITY; APPROVAL AND FAIRNESS.

                  (a) Each of Parent and Merger Subsidiary has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, the Stock Option Agreement and to consummate the Merger. This Agreement is a valid and binding obligation of each of Parent and Merger Subsidiary, as the case may be, enforceable against Parent and Merger Subsidiary in accordance with its terms, except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally.

                  (b) The Board of Directors of Parent (at a meeting duly called and held) has approved this Agreement and the Merger and the other transactions contemplated hereby and thereby. The Parent Shares, when issued in connection with the consummation of the transactions contemplated hereby, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase is respect thereof. The Parent Shares, when so issued, will be registered under the Securities Act and Exchange Act and registered or exempt from registration under any applicable state securities or "blue sky" laws.

                  5.5.     GOVERNMENTAL FILINGS; NO VIOLATIONS.

                                    (a)     Except for all filings, permits,
authorizations, consents and approvals as may be required under, and compliance with other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, state securities or "blue sky" laws, state takeover laws, state and foreign insurance regulatory laws and commissions, including Lloyd's of London and the U.K. Treasury Department, and except as may result from any facts or circumstances relating solely to the Company or its Affiliates, in connection with the execution and delivery of this Agreement by Parent and Merger Subsidiary and the consummation by Parent and Merger Subsidiary of the Merger and the other transactions contemplated hereby and thereby, there are no filings, authorizations, consents, approvals or notices required with or by any Court, administrative agency, commission, government or regulatory authority, domestic or foreign, except those that the failure to make or obtain would not, individually or in the aggregate, have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Subsidiary to consummate transactions contemplated by this Agreement.

                  (b) Subject to compliance with the filings described in
SECTION 5.5(a), the execution, delivery and performance of the Stock Option Agreement by Parent and this Agreement by Parent and the Merger Subsidiary, as the case may be, does not, and the consummation by Parent or Merger Subsidiary of the Merger and the other transactions contemplated hereby or thereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or bylaws of Parent or Merger Subsidiary, or the comparable governing instruments of any of Parent's other Subsidiaries, or
(ii) a breach or violation of, or a default under, the acceleration of any obligations (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Parent or any of its Subsidiaries, except for any conflict, breach, violation, default or acceleration that would not reasonably be expected to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement, as the case may be.

                  5.6.     PARENT REPORTS; FINANCIAL STATEMENTS.

                  Parent has delivered or made available to the Company true and complete copies of each registration statement, report, proxy statement or information statement prepared by it since September 30, 1998 (the "Parent Audit Date"), including (a) Parent's Annual Report on Form 10-K for the year ended September 30, 1998, (b) Parent's definitive Proxy Statement for its 1999 Annual Meeting of Stockholders, and (c) Parent's Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 1998, and March 31, 1999, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed between the date hereof and the Effective Time, the "Parent Reports"). As of their respective dates, the Parent Reports complied, and any Parent Reports filed with the SEC between the date hereof and the Effective Time will comply, as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC. As of their respective dates, the Parent Reports did not, and any Parent Reports filed with the SEC between the date hereof and the Effective Time will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, the consolidated results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

                  5.7.     ABSENCE OF CERTAIN CHANGES.

                  Except as disclosed in the Parent Reports filed prior to the date hereof and except as otherwise provided in or contemplated by this Agreement, since the Parent Audit Date, Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been any change in the financial condition, properties, business or results of operations of Parent and its Subsidiaries, or any transaction, commitment, dispute or other event, or any other development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to result in a Parent Material Adverse Effect.

                  5.8.     LITIGATION AND LIABILITIES.

                  Except as disclosed in the Parent Reports filed prior to the date hereof, there are no (a) civil, criminal or administrative actions, suits, claims, hearings, investigations, proceedings, judgments, decrees, orders or injunctions outstanding, pending or, to the knowledge of the Responsible Executive Officers of Parent, threatened against Parent or any of its Subsidiaries or (b) obligations or liabilities of any nature, whether or not accrued, contingent or otherwise and whether or not required to be disclosed ("Parent Liabilities") other than (i) Parent Liabilities incurred since December 31, 1998 in the ordinary and usual course of business and consistent with past practice, (ii) Parent Liabilities incurred in connection with or as a result of the transactions contemplated by this Agreement, (iii) Parent Liabilities incurred in connection with or as a result of the acquisition of the property and casualty business of Cigna and (iv) Parent Liabilities that would not reasonably be expected to have a Parent Material Adverse Effect.

                  5.9.     BROKERS AND FINDERS.

                  Neither Parent nor any of its executive officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated in this Agreement, except that Parent has employed Credit Suisse First Boston Corporation as its financial advisors, the arrangements with respect to which have been disclosed to the Company prior to the date hereof.

                                   ARTICLE VI

                                    COVENANTS
                  6.1.     INTERIM OPERATIONS OF THE COMPANY.

                  Except as expressly contemplated by this Agreement or the Stock Option Agreement or consented to in writing by Parent (in its sole discretion), during the period from the date of this Agreement to the Effective Time, the Company and its Subsidiaries will conduct their operations only in, and neither the Company nor any of its Subsidiaries shall take any action except in, the ordinary and usual course of business and consistent with past practice, and the Company and its Subsidiaries will use their best efforts to preserve intact their business organization, to keep available the services of their officers and key employees and to maintain advantageous relationships with ceding companies, customers, licensors, licensees, suppliers, contractors, distributors, business partners and others having business relationships with the Company or its Subsidiaries, as the case may be. Without limiting the generality of the foregoing, prior to the Effective Time, neither the Company nor any of its Subsidiaries will, without the prior written consent of Parent (such consent to be given or withheld in Parent's sole discretion):

                  (a) except as expressly contemplated by this Agreement, split, combine or reclassify any shares of its capital stock or other securities, declare, pay, set aside for payment or consummate any dividend or other distribution payable in cash, stock, property or otherwise in respect of its capital stock or other securities, or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities other than regular quarterly cash dividends paid by the Company not in excess of $0.04 per share;

                  (b) authorize for issuance, issue, sell, pledge, dispose of, encumber, deliver or agree or commit to issue, sell, pledge or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of any class of the Company or any Subsidiary or any securities convertible into or exercisable or exchangeable for shares of capital stock of any class of the Company or any Subsidiary, except as required by agreements disclosed in SECTION 4.9(a) of the Company Disclosure Schedule, or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

                  (c) (i) incur any material indebtedness not previously approved by Parent, (ii) incur any other indebtedness except in the ordinary course of business, (iii) pledge or otherwise encumber shares of capital stock of the Company or its Subsidiaries or (iv) mortgage or pledge any of its material assets, tangible or intangible, or create any lien thereupon other than
(A) liens for Taxes or other assessments or charges of Governmental Authorities that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP; (B) statutory liens of landlords and mortgagees of landlords and liens of carriers, warehousemen, mechanics, materialmen and other liens imposed by Law and created in the ordinary course of business for amounts not yet more than 30 days overdue or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP; (C) leases or subleases, easements, rights-of-way, covenants and consents that do not interfere materially with the ordinary conduct of the business of the Company or detract materially from the value of the property to which they attach or materially impair the use thereof to the Company; and (D) liens granted by the Company to lenders pursuant to credit agreements in existence on the date hereof;

                  (d) except as may be required by Law or as contemplated by this Agreement, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other Employee Benefit Plan; or enter into or amend any employment or severance agreement with, increase in any material manner the salary, wages, bonus, commission, or other compensation or benefits of any director or executive officer of the Company or any of its Subsidiaries, except with respect to new employees employed in the ordinary course of business and those agreements with key employees previously disclosed to Parent; or increase in any manner the salary, wages, bonus, commission, or other compensation or benefits of any other officer, employee or agent of the Company or any of its Subsidiaries except for increases in the ordinary course of business and consistent with past practice; or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights or performance units);

                  (e) acquire (by merger, amalgamation, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any material investment either by purchase of stock or securities, contributions to capital, property transfer or acquisition (including by lease) of any material amount of properties or assets of any other individual or entity;

                  (f) except as expressly required herein, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the consolidated balance sheet of the Company dated March 31, 1999 (the "Latest Balance Sheet") or incurred in connection with the transactions contemplated by this Agreement or in the ordinary course of business and consistent with past practice;

                  (g) amend the certificate of incorporation or any similar document of the Company or any of its Subsidiaries;

                  (h) adopt a plan of complete or partial liquidation or resolutions providing for the complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

                  (i) enter into any new lines of business (whether or not part of the insurance or reinsurance business), change any policy forms, change the pricing formula for insurance policies, change its investment policies or guidelines or otherwise make material changes to the operation of its business or change its loss reserve methodology other than as expressly provided in this Agreement;

                  (j) invest any investment securities of the Company in investments that are not rated in one of the four highest categories by a "nationally recognized statistical rating agency," as defined in the rules or regulations of the SEC;

                  (k) sell (whether by merger, consolidation or otherwise), lease, encumber, transfer or dispose of any assets outside the ordinary course of business consistent with past practices or any assets that are material to the Company or any of its Subsidiaries, or enter into any material commitment or transaction outside the ordinary course of business consistent with past practices (provided that with respect to any disposition of RGB Underwriting Agencies, Ltd., such consent of Parent shall not be unreasonably withheld);

                  (l) authorize or make or commit to make any capital expenditures, except for transactions in the ordinary course of business consistent with past practice (but in no event in excess of $100,000 in the aggregate) or pursuant to agreements or commitments entered into by the Company or any of its Subsidiaries prior to the date hereof, unless otherwise reserved against in the Latest Balance Sheet, it being understood that without the prior written consent of Parent, no such settlement or compromise shall be entered into involving non-monetary obligations;

                  (m) make any Tax elections or settle or compromise any material United States federal, state, local or other foreign income tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

                  (n) pay or agree to pay in settlement or compromise of any suits or claims of liability against the Company or any of its Subsidiaries, its directors, officers, employees or agents more than an aggregate of $50,000 for all such suits and claims;

                  (o) except as expressly contemplated by this Agreement or pursuant to agreements or commitments entered into by the Company or any of its Subsidiaries prior to the date hereof and disclosed in SECTION 6.1 of the Company Disclosure Schedule, take any action likely to materially decrease or diminish the assets or net worth of the Company or any of its Subsidiaries;

                  (p) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

                  (q) enter into any agreement providing for the acceleration or payment or performance or other consequence as a result of a change in control of the Company or any of its Subsidiaries; or

                  (r) take any action or agree, in writing or otherwise, to take any of the foregoing actions or any action that would make any representation or warranty in ARTICLE IV hereof materially untrue or incorrect.

                  6.2.     INTERIM OPERATIONS OF MERGER SUBSIDIARY.

                  During the period from the date of this Agreement to the Effective Time, Merger Subsidiary shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                  6.3.     NO SOLICITATION.

                  From and after the date hereof, neither the Company nor any of its Subsidiaries shall (whether directly or indirectly through its or their officers, directors, agents, representatives, advisors or other intermediaries (collectively, "Representatives")), nor shall the Company or any of its Subsidiaries authorize or permit any of its or their Representatives to, (a) solicit, initiate, encourage (including by way of furnishing information) or take any action knowingly to facilitate the submission of any inquiries, proposals or offers (whether or not in writing) from any person relating to, other than the transactions contemplated by this Agreement and the Stock Option Agreement, (i) any acquisition or purchase of 15% or more of the consolidated assets of the Company and its Subsidiaries or of 15% or more of any class of equity securities of the Company or any of its Subsidiaries, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its material Subsidiaries (including through the ownership of securities convertible or exercisable into or exchangeable for equity securities of the Company), (iii) any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company or
(iv) any other transaction the consummation of which would or would reasonably be expected to impede, interfere with, prevent or materially delay the Merger (any of the foregoing, a "Transaction Proposal"), or agree to or endorse any Transaction Proposal, or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets in connection with any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that the foregoing shall not prohibit the Company, prior to the receipt of the Company Stockholder Approval, (A) from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with regard to a bona fide tender offer or exchange offer or
(B) from participating in negotiations or discussions with or furnishing information to any person in connection with an unsolicited bona fide Transaction Proposal which is submitted in writing by such person to the Board of Directors of the Company after the date of this Agreement and prior to the Company Stockholder Approval; provided further, however, that prior to participating in any such discussions or negotiations or furnishing any information, (i) the Company receives from such person an executed confidentiality agreement on terms not less favorable to the Company than the Confidentiality Agreement, a copy of which shall be provided only for informational purposes to Parent, and (ii) the Board of Directors of the Company shall have concluded in good faith, based on the advice of its outside financial advisors, that such Transaction Proposal is reasonably likely to be or to result in a Superior Proposal, and based on the written advice of its outside legal counsel, that participating in such negotiations or discussions or furnishing such information is required in order to prevent the Board of Directors of the Company from breaching its fiduciary duties to its stockholders under the DGCL; and provided, further, that the Board of Directors of the Company shall not take any of the foregoing actions unless it provides Parent with contemporaneous notice thereof. If the Board of Directors of the Company receives a Transaction Proposal, then the Company shall promptly inform Parent in writing of the terms and conditions of such proposal and the identity of the person making it. The Company agrees that it will keep Parent informed, on a current basis, of the terms of any such proposals or offers and, to the extent disclosure is not prohibited by the terms of any confidentiality agreement with the party making such Transaction Proposal, the status of any such material discussions or negotiations. The Company agrees to immediately cease and cause its Representatives to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which such party or its Subsidiaries is a party. The Company shall ensure that its officers, directors and employees and any investment banker or other Representative retained by it are aware of the restrictions described in this SECTION 6.3. "Superior Proposal" means any of the transactions described in clause (i), (ii) or (iii) of the definition of Transaction Proposal (with all of the percentages included in the definition of such term raised to 51% for purposes of this definition) with respect to which any required financing is committed or, in the good faith judgment of the Board of Directors of the Company, based on the written advice of its outside financial advisors, is reasonably capable of being financed by the person making the proposal, and with respect to which the Board of Directors of the Company shall have concluded in good faith, based on the written advice of its outside legal counsel and financial advisors, is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Transaction Proposal and the person making the proposal, and would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement.

                  6.4.     INFORMATION SUPPLIED.

                  Each of the Company and Parent agree, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (a) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Shares in the Merger (including the proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and (b) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of the Company and Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  6.5.     STOCKHOLDERS MEETING.

                  Whether or not the Board of Directors of the Company shall take any action permitted by the third sentence of this SECTION 6.5, the Company shall cause a meeting of its stockholders (the "Stockholders Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the adoption of this Agreement. The Board of Directors of the Company shall (i) include in the Proxy Statement/Prospectus the recommendation described in SECTION 4.4 (the "Company Board Recommendation") and the written opinion of Goldman, Sachs & Co., dated the date of this Agreement, to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock and (ii) use its reasonable best efforts to obtain the necessary vote in favor of the adoption of this Agreement by its stockholders. The Board of Directors of the Company shall not withdraw, amend, modify or qualify in a manner adverse to Parent the Company Board Recommendation (or announce publicly its intention to do so), except that prior to the receipt of the Company Stockholder Approval, the Board of Directors of the Company shall be permitted to withdraw, amend, modify or materially qualify in a manner adverse to Parent the Company Board Recommendation (or publicly announce its intention to do so), upon three business days' prior notice to Parent, but only if (i)(A) the Company has complied with SECTION 6.1,
(b) an unsolicited bona fide written Transaction Proposal with respect to the Company shall have been made after the date of this Agreement by any person other than Parent or its affiliates and such proposal is pending at the time of such action and (C) the Board of Directors of the Company shall have concluded in good faith, on the basis of the advice of its outside financial advisors (confirmed in writing to the Board of Directors), that such Transaction Proposal is a Superior Proposal (as defined in SECTION 6.1), or (ii) there has been any change in the financial condition, properties, business or results of operations of Parent and its Subsidiaries, or any transaction, commitment, dispute or other event, or any other development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to result in a Parent Material Adverse Effect, and, on the basis of advice of its outside legal counsel (confirmed in writing to the Board of Directors), that the Board of Directors is required to withdraw, amend or modify the Company Board Recommendation in order to prevent it from breaching its fiduciary duties to the stockholders of the Company under the DGCL.

                  6.6.     FILINGS; OTHER ACTIONS; NOTIFICATION.

                  (a) Parent and the Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. Parent and the Company each shall use its reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the respective stockholders of each of the Company and Parent. Parent shall also use its reasonable best efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

                  (b) The Company and Parent each shall use all reasonable efforts to cause to be delivered to the other party and its directors a letter of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

                  (c) The Company and Parent each shall from the date hereof until the Effective Time cooperate with the other and use (and shall cause their respective Subsidiaries to use) its reasonable best efforts to cause to be done all things necessary, proper or advisable on its part under this Agreement and applicable Laws to cause the conditions to closing set forth in Article VI to be satisfied and otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party (including rating agencies) and/or any governmental entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this SECTION 6.6 shall require, or be construed to require, Parent, in connection with the receipt of any regulatory approval, to proffer to, or agree to (i) sell or hold separate and agree to sell or to discontinue or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by the Company of any of its assets or businesses) or (ii) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses which, in either case would be reasonably expected to materially and adversely impact the economic or business benefits to Parent of the transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the reasonable opportunity to review in advance and comment on, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any governmental entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

                  (d) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, executive officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/ Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any governmental entity in connection with the Merger and the transactions contemplated by this Agreement.

                  (e) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any governmental entity with respect to the Merger and the other transactions contemplated by this Agreement. The Company and Parent each shall give prompt notice to the other of any change that is reasonably likely to result in a Company Material Adverse Effect or Parent Material Adverse Effect, respectively.

                  6.7.     TAXATION AND ACCOUNTING.

                  Neither Parent nor the Company shall, nor shall they permit either of their respective Subsidiaries or Affiliates to, take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code. Each of Parent and the Company agrees to use its reasonable best efforts to cure any impediment to the qualification of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

                  6.8.     ACCESS.

                  Between the date of this Agreement and the Effective Time, Parent and the Company will each (and shall cause its Subsidiaries to) afford access to authorized representatives (including, without limitation, attorneys, auditors, financial advisors and actuaries) of the other during normal business hours to all its books and records, facilities, accountants and key employees and will permit such party and its authorized representatives to make such inspections as they may reasonably require and will cause its officers and employees to furnish such party and its authorized representatives such financial and operating data and other information with respect to its business and properties as such party and its authorized representatives may from time to time reasonably request. No investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Subsidiary, and provided, further, that the foregoing shall not require the Company or Parent to permit any inspection, or to disclose any information, that (i) in the reasonable judgment of the Company or Parent, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company or Parent, as the case may be, shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure or (ii) would violate any attorney-client privilege of the Company or Parent, as the case may be. All requests for information made pursuant to this SECTION 6.8 shall be directed to such Person as may be designated by the Company and Parent, as the case may be, pursuant to SECTION 9.6 hereof. All such information shall be governed by the terms of the Confidentiality Agreement (as hereinafter defined).

                  6.9.     AFFILIATES.

         At least 45 days prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of those Persons who will be, in the opinion of the Company, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act. The Company shall exercise its best efforts to deliver or cause to be delivered to Parent, at least 5 days prior to the Effective Time, from each affiliate of the Company identified in the foregoing list, a letter in the form attached as Exhibit B. The certificates representing Parent Common Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions.

                  6.10.    STOCK EXCHANGE LISTING.

                  Parent shall use its best efforts to cause the Parent Shares to be issued in the Merger to be approved for listing on the NYSE subject to official notice of issuance, prior to the Closing Date.

                  6.11.    PUBLICITY.

                  The Company and Parent shall consult with each other prior to issuing, and will provide each other with a meaningful opportunity to review, comment upon and concur with, any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement, and prior to making any filings with any third party and/or any governmental entity with respect thereto, except as may be required by law, court process or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service.

                  6.12.    BENEFITS.

                  (a) At the Effective Time, each outstanding Company Option shall be canceled, and each outstanding Company Option identified in SECTION 4.2 of the Company Disclosure Schedule (the "Roll-Over Options") shall be replaced by an option (a "Parent Option") to acquire Parent Shares under Parent's existing stock option plan.

                  (b) The cancellation of the Roll-Over Options and replacement with Parent Options shall comply in all respects with, and shall be performed in accordance with, the methodology prescribed by the provisions of Section 424(a) of the Code and the regulations thereunder, and each Parent Option shall provide the option holder with vesting and termination rights that are no less favorable to him than were provided under the Roll-Over Option for which it was replaced as of the Effective Time. The parties contemplate that, consistent with the methodology prescribed by Section 424(a) of the Code and the applicable regulations thereunder, (i) the number of Parent Shares subject to such Parent Option will be determined by applying the Exchange Ratio to the number of Shares subject to the Roll-Over Options and (ii) the exercise price under such Parent Option will be determined by dividing the exercise price per share under the Roll-Over Option in effect immediately prior to the Effective Time of the Merger by the Exchange Ratio, and rounding the exercise price thus determined to the nearest whole cent (a half-cent shall be rounded to the next higher whole cent).

                  (c) As promptly as practicable after the Effective Time, Parent shall issue to each holder of an outstanding Company Option a document evidencing the foregoing cancellation and the issuance by Parent of a Parent Option having the terms provided for in SECTION 6.12(b) and effective as of the Effective Time.

                  (d) If the Parent Options issued pursuant to SECTION 6.12(a) above are not already covered by an effective registration statement, Parent will file a registration statement as promptly as practicable after the Effective Time, which registration statement will cover the Parent Shares issuable upon exercise of the Parent Options granted in substitution of the Roll-Over Options, and Parent will use its reasonable best efforts to cause such registration statement to become effective under the Securities Act and to maintain such registration statement in effect until the exercise or termination of all such Parent Options.

                  (e) Parent agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the employees of the Company and its Subsidiaries will continue to be provided with benefits under employee benefit plans (other than plans involving the issuance of Shares) that are no less favorable in the aggregate than those benefits currently provided by the Company and its Subsidiaries to such employees. For a period of one year following the Effective Time, Parent shall provide, or cause the Surviving Company to provide, severance benefits for Company employees whose employment is terminated during such period which are at least equal to the severance benefits provided on SECTION 6.12(e) of the Company Disclosure Schedule. Following the Effective Time, Parent shall honor, or shall cause the Surviving Company to honor, all individual employment or severance agreements in effect for employees (or former employees) of the Company as of the date hereof to the extent that such individual agreements are listed in SECTION 6.12(e) of the Company Disclosure Schedule; provided, however, that nothing contained herein shall prevent Parent from amending or terminating any such agreement in accordance with its terms.

                  (f) As promptly as possible after the Effective Time, Parent shall grant up to 80,000 Ordinary Shares under its 1998 Long-Term Incentive Plan to employees of the Company and its Subsidiaries designated by the Company's Executive Committee (subject to the approval by Parent). All such Ordinary Shares shall be granted as restricted stock awards subject to vesting over the three year period commencing with the grant date, and shall be covered by an appropriate registration statement under the Securities Act.

                  6.13.    CERTAIN CHANGE IN CONTROL MATTERS.

                  From and after the date hereof, except as set forth on
Schedule 6.13 of the Company Disclosure Schedule, as generally or specifically designated in writing by Parent or as contemplated by this Agreement, the Company shall take all action necessary, to the extent permitted under any Employee Benefit Plan or employment agreement, so that the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby will not (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any employees under any Employee Benefit Plan or otherwise, (b) increase any benefits otherwise payable under any Employee Benefit Plan or otherwise or
(c) result in any acceleration of the time of payment or vesting of any such benefits; provided that to the extent the Company has entered into agreements with respect to stock option awards or stock appreciation rights that provide for acceleration of vesting upon a change in control, such agreements may remain in effect notwithstanding this SECTION 6.13.

                  6.14.    EXPENSES.

                  Except as otherwise provided in SECTIONS 8.5(b)-(e), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Stockholder Agreements and the Merger and the other transactions contemplated hereby and thereby shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement shall be shared equally by Parent and the Company.

                  6.15.    INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

                  (a) From and after the Effective Time for a period of six years, Parent agrees that it will indemnify and hold harmless each present and former director and officer of the Company, (when acting in such capacity) determined as of the Effective Time (each, an Indemnified Party and, collectively, the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, amounts paid in settlement claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, actual or threatened, whether civil, criminal, administrative or investigative, in whole or in part based on or arising in whole or in part out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Delaware law and its certificate of incorporation or bylaws in effect on the date hereof to indemnify such Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides (i) a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification has been met, and (ii) an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

                  (b) Parent shall cause to be maintained, for a period of not less than one year from the Effective Time, the Company's current directors' and officers' liability insurance policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all present and former directors and officers of the Company or any subsidiary thereof, so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid for the D&O Insurance prior to the date of this Agreement (150% of such premium, the "Maximum Premium"); provided that Parent may, in lieu of maintaining such existing D&O Insurance as provided above, cause no less favorable coverage to be provided under any policy maintained for the benefit of the directors and officers of Parent or a separate policy provided by the same insurer. If the existing D&O Insurance expires, is terminated or canceled by the insurer or if the annual premium would exceed the Maximum Premium during such period, Parent shall obtain, in lieu of such D&O Insurance, such comparable directors' and officers' liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium and on terms and conditions no less advantageous than the existing D&O Insurance.

                  (c) The provisions of this Section are in addition to the rights that an Indemnified Party may have under the certificate of incorporation, bylaws or agreements of or with the Company or any of its Subsidiaries or under applicable law. Parent agrees to pay all costs and expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party in successfully enforcing the indemnity or other obligations under this Section. The provisions of this Section shall survive the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

                  6.16.    PURCHASE OF ORDINARY SHARES.

                  Prior to the Effective Time, neither the Company, its Subsidiaries nor any of their directors, officers, employees or affiliates shall, directly or indirectly, purchase, otherwise acquire, sell or otherwise dispose of any Ordinary Shares or any other security convertible or exchangeable into or exercisable for Ordinary Shares or take any other action, except as expressly set forth in this Agreement, that could reasonably be expected to have any influence on the price of the Ordinary Shares. The Company shall promptly notify Parent of, to the extent that the Company has actual knowledge thereof, any action on the part of any third party to influence the price of the Ordinary Shares or the intention of any third party to influence the price of the Ordinary Shares.

                  6.17.    OTHER ACTIONS BY THE COMPANY AND PARENT.

                  (a) Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement and the Stockholder Agreements, each of Parent and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Stockholder Agreements or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                  (b) Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of the Company or Parent and Merger Subsidiary, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this SECTION 6.17(b) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  (c) Letters of Accountants. (i) The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of Ernst & Young LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with the Company's efforts to obtain such letter, if requested by Ernst & Young LLP, Parent shall provide a representation letter to Ernst & Young LLP complying with SAS 72, if then required.

                           (ii)     Parent shall use its reasonable best efforts
to cause to be delivered to the Company a letter of PricewaterhouseCoopers LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with Parent's efforts to obtain such letter, if requested by PricewaterhouseCoopers LLP, the Company shall provide a representation letter to PricewaterhouseCoopers LLP complying with SAS 72, if then required.

                  (d) Consents and Approvals. (i) Each of the Company, Parent and Merger Subsidiary will use its reasonable best efforts to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby, which actions shall include furnishing all information in connection with approvals of or filings with any Governmental Entity, including any schedules or reports required to be filed with the SEC, and including any approvals or filings which are not compulsory but are desirable to obtain in the reasonable opinion of Parent, Merger Subsidiary and the Company, and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the transactions contemplated hereby. Each of the Company, Parent and Merger Subsidiary will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Merger Subsidiary, the Company or any of their Subsidiaries or necessary in the reasonable opinion of Parent, Merger Subsidiary or the Company in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

                           (ii)     The Company and Parent will (i) take all
actions necessary to make the filings required of it or its Affiliates under the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable following the date of this Agreement, (ii) comply with any request for additional information received from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act, (iii) cooperate with each other in connection with filings under the HSR Act and (iv) request early termination of the applicable waiting period.

                          (iii)  In case at any time  after  the  Effective
Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of Parent and the Surviving Corporation shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

                  6.18.    COORDINATION OF DIVIDENDS.

                  After the date of this Agreement, Parent and the Company will coordinate with each other regarding the declaration of dividends in respect of the Parent Ordinary Shares and the Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties that holders of Parent Ordinary Shares and shares of Company Common Stock will not receive two dividends, or receive no dividends, for any single calendar quarter with respect to their shares of Company Common Stock and/or the Parent Ordinary Shares any such holder receives in exchange therefor in the Merger.

                                   ARTICLE VII
                                   CONDITIONS

                  7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER.

                  The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

                  (a) Stockholder Approval. The Merger shall have been duly approved by holders of Shares constituting the Company Requisite Vote and shall have been duly approved by the sole member of Merger Subsidiary in accordance with applicable law.

                  (b) NYSE Listing. The Parent Shares issuable to the Company stockholders pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

                  (c) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated. All regulatory approvals and other actions or approvals by any Governmental Entity required to permit the consummation of the Merger (including those that are not compulsory but are desirable to obtain in the reasonable opinion of Parent, Merger Subsidiary and the Company)(collectively, "Governmental Consents"), shall have been obtained (provided that any such Governmental Consents shall have been obtained without any conditions, restrictions or limitations which would reasonably be expected to materially limit or diminish the benefits to be derived from the Merger by Parent) and such approvals shall be in full force and effect.

                  (d) Litigation. No court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order") and no governmental entity shall have instituted any proceeding which continues to be pending seeking any such Order; provided, however, that the parties hereto shall use their reasonable best efforts to have any such injunction, order, restraint or prohibition vacated.

                  (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened by the SEC.

                  7.2.CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUBSIDIARY.

                  The obligations of Parent and Merger Subsidiary to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company shall have been true and accurate as of the Effective Time as if made at and as of such time (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality," "material adverse effect" or similar qualification) would not have, and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect; and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to the effect stated in the foregoing.

                  (b) Absence of Material Adverse Change. Since the date of this Agreement, there shall not have occurred any event, change or effect having, or that would reasonably likely have, individually or in the aggregate, a Company Material Adverse Effect (other than changes in insurance laws and regulations affecting the reinsurance industry generally).

                  (c) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

                  (d) Consents. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any Contract to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consents or approvals, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or is not reasonably likely to prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

                  (e) Tax Opinion. Parent shall have received the opinion of Mayer, Brown & Platt, counsel to Parent, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Subsidiary and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Mayer, Brown & Platt shall require delivery of and rely upon the representation letters delivered by Parent, Merger Subsidiary and the Company substantially in the form of Exhibit C and Exhibit D prior to the Closing Date.

                  (f) Employment Agreements. Each of the employment agreements identified in SECTION 7.2(f) of the Parent Disclosure Schedule shall be in full force and effect.

                  (g) Rating Agencies. There shall not have occurred any downgrading of the financial strength rating of Capital Reinsurance Company below Aa3 by Moody's Investor Services, Inc. ("Moody's") or below AAA by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), nor the current financial strength ratings of Capital Mortgage Reinsurance Company and KRE Reinsurance Ltd. below the double AA category by the S&P; provided that (i) announcement of a credit watch or credit review action with respect to the foregoing ratings by either such rating agency shall be considered a downgrade if Parent reasonably believes, based upon discussions with any such rating agency, that immediately subsequent to the consummation of the Merger or as a result thereof there shall occur any such downgrade and (ii) each such rating agency may condition maintenance of ratings upon consummation of the Merger. At the Closing Date, the Company shall not have received any notification from Moody's of its determination not to provide to Capital Reinsurance Company's financial guaranty ceding companies at least 85% capital credit in respect of the Company's reinsurance.

                  7.3.     CONDITIONS TO OBLIGATION OF THE COMPANY.

                  The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and Merger Subsidiary shall be true and accurate as of the Effective Time as if made at and as of such time (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality," "material adverse effect" or similar qualifications) would not have, and is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect; and the Company shall have received a certificate signed on behalf of Parent by an executive officer of the Parent and on behalf of Merger Subsidiary by an executive officer of Merger Subsidiary to the effect stated in the foregoing.

                  (b) Absence of Material Adverse Change. Since the date of this Agreement, there shall not have occurred any event, change or effect having, or that would reasonably likely have, individually or in the aggregate, a Parent Material Adverse Effect (other than changes in insurance laws and regulations affecting the insurance industry generally).

                  (c) Performance of Obligations of Parent and Merger Subsidiary. Each of Parent and Merger Subsidiary shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent and on behalf of Merger Subsidiary by an executive officer of Merger Subsidiary to such effect.

                  (d) Tax Opinion. The Company shall have received the opinion of Hogan & Hartson L.L.P., counsel to the Company, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Subsidiary and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Hogan & Hartson L.L.P. shall require delivery of and rely upon the representation letters delivered by Parent, Merger Subsidiary and the Company substantially in the form of Exhibit C and Exhibit D prior to the Closing Date.

                                  ARTICLE VIII
                                   TERMINATION

                  8.1.     TERMINATION BY MUTUAL CONSENT.

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company and Parent referred to in SECTION 7.1(a), by mutual written consent of the Company by action of their respective Boards of Directors.

                  8.2.     TERMINATION BY EITHER PARENT OR THE COMPANY.

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (a) the Merger shall not have been consummated by February 28, 2000, whether such date is before or after the date of approval by the stockholders of the Company (the "Termination Date"), provided, however, that the Termination Date shall be extended by 60 days if the sole reason for the failure to consummate the Merger is the failure to obtain the Government Consents described in SECTION 7.1(c); (b) the approval of the Company's stockholders required by SECTION 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof; or (c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable; provided, that the right to terminate this Agreement pursuant to clause (a) or
(b) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have caused the occurrence of the failure of the Merger to be consummated or the stockholder approval to be obtained.

                  8.3.     TERMINATION BY THE COMPANY.

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in Section 7.1(a), by action of the Board of Directors of the Company if:

                  (a) (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the Merger shall not have been approved by the Company's stockholders as required by SECTION 7.1(a), (iii) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iv) Parent does not make, prior to five business days after receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal (the "Alternative Transaction Notice"), an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, as the Superior Proposal, taking into account the long term prospects and interests of the Company and its stockholders and (v) the Company prior to such termination pays to Parent in immediately available funds the fees required to be paid pursuant to SECTION 8.5; or

                  (b) there is a breach by the Parent of any representation, warranty, covenant or agreement contained in this Agreement that
(i) is not curable or, if curable, is not cured within 20 days after written notice of such breach is given by the Company to Parent and (ii) would cause a condition set forth in SECTION 7.3(a) or 7.3(b) to be incapable of being satisfied.

                           Without limiting the generality of the foregoing
SECTION 8.3(a), the Company agrees and acknowledges (x) that it cannot terminate this Agreement pursuant to SECTION 8.3(a) in order to enter into a binding agreement referred to in clause (iii) of SECTION 8.3(a) until at least the date falling six business days after receipt of the Alternative Transaction Notice and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in its Alternative Transaction Notice shall change at any time after giving such notification.

                  8.4.     TERMINATION BY PARENT.

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of Parent if:

                  (a) the Company enters into a binding agreement for a Superior Proposal;

                  (b) there is a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that (i) is not curable or, if curable, is not cured within 20 days after written notice of such breach is given by the Parent to the Company and (ii) would cause a condition set forth in SECTION 7.2(a) or 7.2(b) to be incapable of being satisfied; or

                  (c) the Company or its Board of Directors shall have (i) withdrawn, modified or amended in any respect adverse to Parent its recommendation of the adoption of this Agreement or failed to reconfirm its recommendation of this Agreement or the Merger within five business days after a written request by Parent to do so, (ii) failed as promptly as practicable after the Form S-4 is declared effective to mail the Proxy Statement/Prospectus to its stockholders, unless such failure was caused by the actions or inactions of Parent or its representatives, or failed to include in such statement the Company Board Recommendation, (iii) approved, recommended or entered into an agreement with respect to, or consummated, any Transaction Proposal from a person other than Parent or any of its affiliates, (iv) resolved to do any of the foregoing or (v) in response to the commencement of any tender offer or exchange offer for 10% or more of the outstanding Company Common Stock, not recommended rejection of such tender offer or exchange offer within ten business days after the commencement thereof (as such term is defined in Rule 14d-2 under the Exchange Act).

                  8.5.     EFFECT OF TERMINATION AND ABANDONMENT.

                  (a) In the event of the termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in SECTION 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful or grossly negligent breach of this Agreement.

                  (b) In the event that this Agreement is terminated (i) by the Company pursuant to SECTION 8.3(a) or (ii) by Parent pursuant to SECTION 8.4(a), then the Company shall promptly, but in no event later than two days after the date of such termination or date of entrance into an agreement concerning a transaction that constitutes an Acquisition Proposal or such earlier time as required by this Agreement, pay to Parent a termination fee of $25 million payable by wire transfer of same day funds.

                  (c) In the event that this Agreement is terminated by Parent pursuant to SECTION 8.2(b) and prior to, or at the time of, the meeting referred to therein any Person shall have made an Acquisition Proposal to the Company or any of its Subsidiaries or any of its stockholders or shall have publicly announced an intention (whether or not conditional to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries and, if within 12 months of such termination, the Company enters into an agreement concerning a transaction that constitutes an Acquisition Proposal, the Company at the time of entering into such agreement, shall pay to Parent the termination fee of $25 million payable by wire transfer of same day funds.

                  (d) In the event this Agreement is terminated by Parent pursuant to SECTION 8.4(b), then the Company shall promptly, but in no event later than two business days after Parent shall have requested payment of its charges and expenses incurred in connection with the transactions contemplated hereby ("Expenses"), pay to Parent the amount of such Expenses up to a maximum of $3,000,000 payable by wire transfer of same day funds.

                  (e) In the event this Agreement is terminated by the Company pursuant to SECTION 8.3(b), then Parent shall promptly, but in no event later than two business days after the Company shall have requested payment of its Expenses, pay to the Company the amount of such Company Expenses up to a maximum of $3,000,000 payable by wire transfer of same day funds.

                  (f) The Company and Parent each acknowledge that the agreements contained in SECTIONS 8.5(b)-(e) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company, Parent and Merger Subsidiary would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to
SECTION 8.5(b), SECTION 8.5(c) or SECTION 8.5(d), or Parent fails to promptly pay the amount due pursuant to SECTION 8.5(e), and, in order to obtain such payment, Parent or the Company, as the case may be, commences a suit which results in a judgment against Parent or the Company, as the case may be, for the fee set forth in this SECTION 8.5, the Company shall pay to Parent or Parent shall pay to the Company, as the case may be, its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Morgan Guaranty Trust Company of New York in effect from time to time during such period plus two percent.

                                   ARTICLE IX
                            MISCELLANEOUS AND GENERAL

                  9.1.     SURVIVAL.

                  This ARTICLE IX and the agreements of the Company, Parent and Merger Subsidiary contained in SECTIONS 6.7 (Taxation and Accounting), SECTIONS
6.12 (Benefits), and 6.15 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This ARTICLE IX and the agreements of the Company, Parent and Merger Subsidiary contained in SECTIONS 6.14 (Expenses), and SECTION 8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

                  9.2.     MODIFICATION OR AMENDMENT.

                  Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

                  9.3.     WAIVER OF CONDITIONS.

                  Any failure of Parent or Merger Subsidiary, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the Company or Parent, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this SECTION 9.3.

                  9.4.     COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  9.5.     GOVERNING LAW; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE STOCK OPTION AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE STOCK OPTION AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE STOCK OPTION AGREEMENTS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE STOCK OPTION AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

                  9.6.     NOTICES.

                  Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed given if delivered personally or sent by overnight courier or by facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           if to Parent or Merger Subsidiary:

                                    ACE Limited
                                    The ACE Building
                                    30 Woodbourne Avenue
                                    Hamilton HM 08 Bermuda
                                    Facsimile:  (441) 295-3997
                                    Attention:  General Counsel

                                    Copy to:

                                    Mayer, Brown & Platt
                                    190 South LaSalle Street
                                    Chicago, IL  60603
                                    Facsimile:  (312) 701-7711
                                    Attention:  Edward S. Best

                           if to the Company:

                                    Capital Re Corporation
                                    1325 Avenue of the Americas
                                    New York, New York  10019
                                    Facsimile:  (212) 581-3268
                                    Attention:  General Counsel

                                    Copy to:

                                    Hogan & Hartson L.L.P.
                                    111 South Calvert Street
                                    Baltimore, Maryland 21202
                                    Facsimile:  (410) 539-6981
                                    Attention:  Michael J. Silver

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                  9.7.     ENTIRE AGREEMENT; NO OTHER REPRESENTATIONS.

                  This Agreement (including any exhibits hereto), the Stock Option Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule, the Stockholder Agreements and the Confidentiality Agreement dated February 5,1998, between Parent and the Company (the "Confidentiality Agreement") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. The parties hereto agree that the Confidentiality Agreement shall be hereby amended to provide that any provision therein which in any manner would be inconsistent with this Agreement or the transactions contemplated hereby or thereby shall terminate as of the date hereof; provided, however, that such provisions of the Confidentiality Agreement other than subparagraph (a) of the fourth paragraph thereof shall be reinstated in the event of any termination of this Agreement.

                  9.8.     NO THIRD PARTY BENEFICIARIES.

                  Except as provided in SECTION 6.12 (Benefits) and SECTION 6.15 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  9.9.     SEVERABILITY.

                  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  9.10.    INTERPRETATION.

                  The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  9.11.    ASSIGNMENT.

                  This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect Subsidiary to be a party to the Merger in lieu of Merger Subsidiary, in which event all references herein to Merger Subsidiary shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Subsidiary as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

                  9.12.    DEFINITIONS

                  (a)      Location of Certain Definitions.

                                                          Section

Affiliate............................................     9.12(b)
Agreement............................................     Preamble
Alternative Transaction Notice.......................     8.3(a)
Average Closing Price................................     3.1(a)
Bylaws...............................................     2.2
Certificate..........................................     3.1(a)
Certificate of Incorporation.........................     2.1
Certificate of Merger................................     1.3
Closing..............................................     1.2
Closing Date.........................................     1.2
Code.................................................     Recitals
Company..............................................     Preamble
Company Actuarial Analyses...........................     4.21(d)
Company Audit Date...................................     4.7
Company Board Recommendation.........................     6.5
Company Common Stock.................................     Recitals
Company Disclosure Schedule..........................     Preamble to
                                                          Article IV

Company Insurance Contracts..........................     4.21(b)
Company Insurance Subsidiaries.......................     4.3(a)
Company Liabilities..................................     4.8
Company Material Adverse Effect......................     9.12(b)
Company Option.......................................     4.2
Company Reports......................................     4.6(a)
Company Requisite Vote...............................     4.4(a)
Company SAP Agreements...............................     4.6(b)
Company Stock Plans..................................     4.2
Confidentiality Agreement............................     9.7
Contracts............................................     4.5
Costs................................................     6.15(a)
D&O Insurance........................................     6.15(b)
DGCL.................................................     1.1
Effective Time.......................................     1.3
Employee Benefit Plans...............................     4.9(b)
Environmental Claim..................................     9.12(b)
Environmental Laws...................................     9.12(b)
Environmental Permits................................     9.12(b)
Environmental Report.................................     9.12(b)
ERISA................................................     4.9(a)(i)
ERISA Affiliate......................................     4.9(c)
Exchange Act.........................................     4.5
Exchange Agent.......................................     3.2(a)
Exchange Fund........................................     3.2(a)
Exchange Ratio.......................................     3.1(a)
Expenses.............................................     8.5(d)
GAAP.................................................     4.6(a)
Governmental Consents................................     7.1(c)
Governmental Entity..................................     4.5
Hazardous Materials..................................     9.12(b)
HSR Act..............................................     4.5
Indemnified Parties..................................     6.15(a)
Insurance Regulators.................................     4.10
Intellectual Property................................     4.11
Latest Balance Sheet.................................     6.1(f)
Laws.................................................     4.10
Maximum Premium......................................     6.15(b)
Merger...............................................     Recitals
Merger Consideration.................................     3.1(a)
Merger Subsidiary....................................     Preamble
NYSE.................................................     3.1(a)
Order................................................     7.1(d)
Parent...............................................     Preamble
Parent Audit Date....................................     5.6(a)
Parent Disclosure Schedule...........................     Preamble to
                                                          Article V

Parent Liabilities...................................     5.8
Parent Material Adverse Effect.......................     9.12(b)
Parent Option........................................     6.12(a)
Parent Reports.......................................     5.6(a)
Parent Rights Agreement..............................     3.1(a)
Parent SAP Statements................................     5.6(b)
Parent Shares........................................     Recitals
Parent Stock Plans...................................     5.3
Person...............................................     3.2(b)
Preferred Shares.....................................     4.2
Private Consents.....................................     4.5
Prospectus/Proxy Statement...........................     6.4
Representatives......................................     6.3
Responsible Executive Officers of Parent.............     9.12(b)
Responsible Executive Officers of the Company........     9.12(b)
Roll-Over Options....................................     6.12(a)
S-4 Registration Statement...........................     6.4
SEC..................................................     4.6(a)
Secretary............................................     1.3
Securities Act.......................................     4.6(a)
Share, Shares........................................     3.1(a)
Stockholder Agreements...............................     Recitals
Stockholders Meeting.................................     6.5
Subsidiary...........................................     9.12(b)
Superior Proposal....................................     6.3
Surviving Corporation................................     1.1
Takeover Statute.....................................     4.15
Tax, Taxes, Taxable..................................     9.12(b)
Taxing Authority.....................................     9.12(b)
Tax Return...........................................     9.12(b)
Termination Date.....................................     8.2
Transaction Proposal.................................     6.3

                  (b)      Certain Other Definitions

                  "Affiliate" of a Person means any other Person who (i) directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person or (ii) owns more than 5% of the capital stock or equity interest in such Person. "Control" means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

                  "Company Material Adverse Effect" means a material adverse effect on the properties, business, assets, conditions (financial or otherwise), liabilities or results of operations of the Company and its Subsidiaries taken as a whole, other than effects caused by changes in general economic conditions or conditions generally affecting the insurance or reinsurance industry.

                  "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of its Subsidiaries or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (iii) otherwise relating to obligations or liabilities under any Environmental Laws; provided, however, that the term "Environmental Claim" shall not include any such claim, demand, action, suit, complaint, proceeding or other communication under an insurance or reinsurance policy issued by the Company.

                  "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees and common law, in each case of any Governmental Entity, as they exist at the date hereof, relating in any manner to contamination, pollution or protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and similar state laws.

                  "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations required for the Company and its Subsidiaries and the operations of the Company's and its Subsidiaries' facilities to conduct its business under Environmental Laws.

                  "Environmental Report" means any report, study, assessment, audit, or other similar document that addresses any issue of noncompliance with, or liability under, any Environmental Law that may affect the Company or any of its Subsidiaries.

                  "Hazardous Materials" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                  "Parent Material Adverse Effect" means a material adverse effect on the properties, business, assets, conditions (financial or otherwise), liabilities or results of operations of Parent and its Subsidiaries taken as a whole, other than effects caused by changes in general economic conditions or conditions generally affecting the insurance or reinsurance industry.

                  "Responsible Executive Officers of the Company" shall mean the persons designated as such in the preamble to the Company Disclosure Schedule.

                  "Responsible Executive Officers of Parent" shall mean the persons designated as such in the preamble to the Parent Disclosure Schedule.

                  "Subsidiary" means, with respect to the Company, Parent or Merger Subsidiary, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries.

                  "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean, with respect to any Person, (i) all taxes, domestic or foreign, including without limitation any income (net, gross or other, including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, additions to tax or additional amounts imposed by any Taxing Authority, (ii) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a) of this definition and (iii) any liability of such Person for the payment of any amounts of the type described in (i) as a result of any express or implied obligation to indemnify any other Person.

                  "Tax Return(s)" shall mean all returns, consolidated or otherwise (including without limitation informational returns), required to be filed with any Taxing Authority.

                  "Taxing Authority" shall mean any authority responsible for the imposition of any Tax.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers or managers of the parties hereto as of the date first written above.

                                  CAPITAL RE CORPORATION


                                  By:  /s/ Jerome F. Jurschak
                                      ---------------------------------
                                      Jerome F. Jurschak


                                   ACE LIMITED


                                   By:  /s/ Brian Duperreault
                                       ---------------------------------
                                       Brian Duperreault


                                   CAPRE ACQUISITION CORP.


                                   By:  /s/ Brian Duperreault
                                       ---------------------------------
                                       Brian Duperreault

EXHIBITS

Exhibit A                  Stock Option Agreement
Exhibit B                  Company Affiliate Letter
Exhibit C                  Parent Tax Letter
Exhibit D                  Company Tax Letter

                                                              Exhibit A

                             STOCK OPTION AGREEMENT



         This STOCK OPTION AGREEMENT, dated as of June __, 1999 (the "Agreement"), is between ACE Limited, a Cayman Islands company (the "Grantee"), and Capital Re Corporation, a Delaware corporation (the "Grantor").

         WHEREAS, Grantee, CapRe Acquisition Corp., a Delaware corporation and a wholly owned, direct subsidiary of Grantee (the "Merger Subsidiary"), and Grantor have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Grantee and Grantor intend to effect a merger of Merger Subsidiary with and into Grantor (the "Merger");

         WHEREAS, as a condition and inducement to Grantee's and Merger Subsidiary's willingness to enter into the Merger Agreement, Grantee and Merger Subsidiary have requested that Grantor grant to Grantee an option to purchase up to 3,220,135 fully paid and nonassessable shares of common stock, par value $0.01 per share, of Grantor (the "Common Stock"), upon the terms and subject to the conditions hereof; and

         WHEREAS, in order to induce Grantee and Merger Subsidiary to enter into the Merger Agreement, and in consideration thereof, Grantor is willing to grant Grantee the Option (as defined below).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1.       The Option; Adjustments.

                  (a) Subject to the other terms and conditions set forth herein, Grantor hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 3,220,135 fully paid and nonassessable shares of Common Stock (the "Shares") at a cash purchase price equal to $17.40 per share (the "Option Price"); provided, however, that in no event shall the number of shares for which the Option is exercisable exceed 9.9% of the shares of Common Stock issued and outstanding at the time of exercise (without giving effect to the shares of Common Stock issued or issuable pursuant to the Option) (the "Maximum Applicable Percentage"). The number of shares of Common Stock purchasable upon exercise of the Option and the Option Price are subject to adjustment as set forth in this Agreement.

                  (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the aggregate number of shares of Common Stock purchasable upon exercise of the Option (inclusive of shares, if any, previously purchased upon exercise of the Option) shall automatically be increased (without any further action on the part of Grantor or Grantee being necessary) so that, after such issuance, it equals the Maximum Applicable Percentage. Any such increase shall not affect the Option Price.

         2. Exercise; Closing.

                  (a) Conditions to Exercise; Termination. Grantee or any other person that shall become a holder of all or part of the Option in accordance with the terms of this Agreement (each such person being referred to in this Agreement as a "Holder") may exercise the Option, in whole or in part, by delivering a written notice thereof as provided in Section 2(d) within 180 days following the occurrence of a Triggering Event (as defined in Section 2(b)) unless prior to such Triggering Event the Effective Time (as defined in the Merger Agreement) shall have occurred. If no notice pursuant to the preceding sentence has been delivered prior thereto, the Option shall terminate upon either (i) the occurrence of the Effective Time or (ii) the close of business on the earlier of (x) the day 180 days after the date that Grantee becomes entitled to receive the Termination Fee (as defined in the Merger Agreement) under Section 8.5(b) or (c) of the Merger Agreement and (y) the date that Grantee is no longer potentially entitled to receive the Termination Fee under Section 8.5(b) or (c) of the Merger Agreement for a reason other than that Grantee has already received the Termination Fee.

                  (b) Triggering Event. A "Triggering Event" shall have occurred if the Merger Agreement is terminated and Grantee then or thereafter becomes entitled to receive the Termination Fee pursuant to Section 8.5(b) or (c) of the Merger Agreement.

                  (c) Notice of Triggering Event by Grantor. Grantor shall notify Grantee promptly in writing of the occurrence of any Triggering Event, it being understood that the giving of such notice by Grantor shall not be a condition to the right of a Holder to exercise the Option.

                  (d) Notice of Exercise by Grantee. If a Holder shall be entitled to and wishes to exercise the Option, it shall send to Grantor a written notice (the date of which is referred to in this Agreement as the "Notice Date") specifying (i) the total number of shares the Holder will purchase pursuant to such exercise and (ii) a place and date (a "Closing Date") not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (a "Closing"); provided, that if a filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or any other notice, report, filing or approval is required with respect to any governmental or regulatory authority, court, agency, commission, body or other governmental entity (a "Governmental Entity") in connection with such purchase, (x) the Holder or Grantor, as required, promptly after the giving of such notice shall file the required notice, report, filing or application for approval and shall expeditiously process the same and (y) the period of time referred to in clause (ii) above shall commence on the date on which the Grantee furnishes to Grantor a supplemental written notice setting forth the Closing Date, which notice shall be furnished as promptly as practicable after all required notification, reporting or filing periods shall have expired or been terminated, all required approvals shall have been obtained and all requisite waiting periods shall have passed. Each of Grantee and Grantor agrees to use all commercially reasonable efforts to cooperate with and provide information to Grantor or the Holder, as the case may be, for the purpose of any required notice, report, filing or application for approval.

                  (e) Payment of Purchase Price. At each Closing, the Holder shall pay to Grantor the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Grantor; provided, that failure or refusal of Grantor to designate such a bank account shall not preclude the Holder from exercising the Option, in whole or in part.

                  (f) Delivery of Common Stock. At such Closing, simultaneously with the payment of the purchase price by the Holder, Grantor shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option shall be exercised in part only, a new Option evidencing the rights of the Holder to purchase the balance (as adjusted pursuant to Section 1(b)) of the shares of Common Stock then purchasable under this Agreement.

                  (g) Restrictive Legend. Certificates for Common Stock delivered at a Closing may be endorsed with a restrictive legend that shall read substantially as follows:

                  "The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended."

         It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Grantor a copy of a letter from the staff of the Securities and Exchange Commission, or a written opinion of counsel, in form and substance reasonably satisfactory to Grantor, to the effect that such legend is not required for purposes of the Securities Act of 1933, as amended (the "Securities Act"). In addition, such certificates shall bear any other legend as may be required by applicable law.

                  (h) Ownership of Record; Tender of Purchase Price; Expenses. Upon the giving by the Holder to Grantor of a written notice of exercise referred to in Section 2(d) and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Grantor shall then be closed or that certificates representing such shares of Common Stock shall not have been delivered to the Holder. Grantor shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

         3. Covenants of Grantor. In addition to its other agreements and covenants in this Agreement, Grantor agrees:

                  (a) Shares Reserved for Issuance. It will maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock to issue the appropriate number of shares of Common Stock pursuant to the terms of this Agreement so that the Option may be fully exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Common Stock from Grantor.

                  (b) No Avoidance. It will not avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed under this Agreement by Grantor.

                  (c) Further Assurances. Promptly after the date of this Agreement, it will take all actions as may from time to time be required (including (i) complying with all applicable premerger notification, reporting and waiting period requirements under the HSR Act and (ii) in the event that prior notice, report, filing or approval with respect to any Governmental Entity is necessary under any applicable foreign or United States federal, state or local law before the Option may be exercised, cooperating fully with the Holder in preparing and processing the required applications or notices) in order to permit the Holder to exercise the Option and purchase shares of Common Stock pursuant to such exercise and to take all action necessary to protect the rights of the holder against dilution.

                  (d) Stock Exchange Listing. Subject to applicable law and the rules and regulations of the New York Stock Exchange, Inc. (the "NYSE"), it will promptly file an application to list the Shares on the NYSE (to the extent they are not already listed) and will use all commercially reasonable efforts to obtain approval of such listing and to effect all necessary filings by Grantor under the HSR Act and the applicable insurance laws of each state and foreign jurisdiction; provided, however, that if it is unable to effect such listing on the NYSE by the Closing Date, it will nevertheless be obligated to deliver the Shares upon the Closing Date.

         4.       Representations and Warranties of Grantor.

                  (a) Merger Agreement. Grantor hereby makes each of the representations and warranties contained in Sections 4.1, 4.2, 4.4, 4.5 and 4.15 of the Merger Agreement as they relate to Grantor and this Agreement, as if such representations were set forth in this Agreement.

                  (b) Shares Reserved for Issuance; Capital Stock. Grantor has taken all necessary corporate action to authorize and reserve, free from preemptive rights, and permit it to issue, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be fully exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Common Stock from Grantor, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

                  (c) The Shares. No "fair price," "moratorium," "control share acquisition," "interested shareholder" or other form of antitakeover statute or regulation, including without limitation Section 203 of the Delaware General Corporation Law, or similar provision contained in the certificate of incorporation or by-laws of Grantor, is or shall be applicable to the acquisition of the Shares pursuant to this Agreement.

         5. Representations and Warranties of Grantee. Grantee represents and warrants to Grantor that (a) the execution and delivery of this Agreement by Grantee and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee and this Agreement has been duly executed and delivered by a duly authorized officer of Grantee and constitutes a valid and binding obligation of Grantee; and (b) Grantee is acquiring the Option and, if and when it exercises the Option, will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

         6. Exchange; Replacement. This Agreement and the Option granted by this Agreement are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Grantor, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable at such time under this Agreement, subject to corresponding adjustments in the number of shares of Common Stock purchasable upon exercise so that the aggregate number of such shares under all stock option agreements issued in respect of this Agreement shall not exceed the Maximum Applicable Percentage. Unless the context shall require otherwise, the terms "Agreement" and "Option" as used in this Agreement include any stock option agreements and related Options for which this Agreement (and the Option granted by this Agreement) may be exchanged. Upon (i) receipt by Grantor of evidence reasonably satisfactory to it of the loss, theft, destruction of this Agreement, or mutilation of this Agreement, (ii) receipt by Grantor of reasonably satisfactory indemnification in the case of loss, theft or destruction of this Agreement and (iii) surrender and cancellation of this Agreement in the case of mutilation, Grantor will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Grantor, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by any person other than the holder of the new Agreement.

         7. Adjustments. In addition to the adjustment to the total number of shares of Common Stock purchasable upon exercise of the Option pursuant to
Section 1(b), the total number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as follows:

                  (a) In the event of any change in the outstanding shares of Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise of the Option shall be appropriately adjusted, and proper provision shall be made in the agreements governing any such transaction, so that (i) any Holder shall receive upon exercise of the Option the number and class of shares, other securities, property or cash that such Holder would have received in respect of the shares of Common Stock purchasable upon exercise of the Option if the Option had been exercised and such shares of Common Stock had been issued to such Holder immediately prior to such event or the record date therefor, as applicable, and (ii) in the event any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock purchasable upon exercise of the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), the number of shares so purchasable equals the Maximum Applicable Percentage of the number of shares of Common Stock issued and outstanding immediately after the consummation of such change.

                  (b) Whenever the number of shares of Common Stock purchasable upon exercise of the Option is adjusted as provided in this Section 7, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which is equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which is equal to the number of shares of Common Stock purchasable after the adjustment.

         8.       Registration.

                  (a) Upon the occurrence of a Triggering Event, Grantor shall, at the request of Grantee delivered in the written notice of exercise of the Option provided for in Section 2(d), as promptly as practicable prepare, file and keep current a shelf registration statement under the Securities Act covering any or all shares issued and issuable pursuant to the Option and shall use all commercially reasonable efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee; provided, however, that Grantor may postpone filing a registration statement relating to a registration request by Grantee under this Section 8 for a period of time (not in excess of 60 days) if in its judgment such filing would require the disclosure of material information that Grantor has a bona fide business purpose for preserving as confidential. Grantor will use all commercially reasonable efforts to cause such registration statement first to become effective as soon as practicable and then to remain effective for 270 days from the day such registration statement first becomes effective or until such earlier date as all shares registered shall have been sold by Grantee. In connection with any such registration, Grantor and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. If requested by Grantee in connection with such registration, Grantor shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating Grantor in respect of representations, warranties, indemnities, contribution and other agreements customarily made by issuers in such underwriting agreements.

                  (b) In the event that Grantee so requests, the closing of the sale or other disposition of the Common Stock or other securities pursuant to a registration statement filed pursuant to Section 8(a) shall occur substantially simultaneously with the exercise of the Option.

         9.       Repurchase of Option and/or Shares.

                  (a) Repurchase; Repurchase Price. Upon the occurrence of a Triggering Event, (i) at the request of a Holder, delivered in writing within 180 days of such occurrence (or such later period as provided in Section 2(d) with respect to any required notice or application or in
         Section 10), Grantor shall repurchase the Option from the Holder, in whole or in part, at a price (the "Option Repurchase Price") equal to the number of shares of Common Stock then purchasable upon exercise of the Option (or such lesser number of shares as may be designated in the Repurchase Notice (as defined below)) multiplied by the amount by which the market/offer price (as defined below) exceeds the Option Price and
         (ii) at the request of a Holder or any person who has been a Holder (for purposes of this Section 9 only, each such person being referred to as a "Holder"), delivered in writing within 180 days of such occurrence (or such later period as provided in Section 2(d) with respect to any required notice or application or in Section 10), Grantor shall repurchase such number of Option Shares from such Holder as the Holder shall designate in the Repurchase Notice at a price (the "Option Share Repurchase Price") equal to the number of shares designated multiplied by the market/offer price. The term "market/offer price" shall mean the highest of (x) the price per share of Common Stock at which a tender or exchange offer for Common Stock has been made, (y) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Grantor and (z) the highest trading price for shares of Common Stock on the NYSE (or, if the Common Stock is not then listed on the NYSE, any other national securities exchange or automated quotation system on which the Common Stock is then listed or quoted) within the six-month period immediately preceding the delivery of the Repurchase Notice. In the event that a tender or exchange offer is made for the Common Stock or an agreement is entered into for a merger, share exchange, consolidation or reorganization involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Common Stock shall (I) if such consideration is in securities and such securities are listed on a national securities exchange, be determined to be the highest trading price for such securities on such national securities exchange within the six-month period immediately preceding the delivery of the Repurchase Notice or (II) if such consideration is not securities, or if in securities and such securities are not traded on a national securities exchange, be determined in good faith by a nationally recognized investment banking firm selected by an investment banking firm designated by Grantee and an investment banking firm designated by Grantor.

                  (b) Method of Repurchase. A Holder may exercise its right to require Grantor to repurchase the Option, in whole or in part, and/or any Option Shares then owned by such Holder pursuant to this Section 9 by surrendering for such purpose to Grantor, at its principal office, this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder elects to require Grantor to repurchase the Option and/or such Option Shares in accordance with the provisions of this Section 9 (each such notice, a "Repurchase Notice"). As promptly as practicable, and in any event within two business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of the Repurchase Notice relating thereto, Grantor shall deliver or cause to be delivered to the Holder the applicable Option Repurchase Price and/or the Option Share Repurchase Price. Any Holder shall have the right to require that the repurchase of Option Shares shall occur immediately after the exercise of all or part of the Option. In the event that the Repurchase Notice shall request the repurchase of the Option in part, Grantor shall deliver with the Option Repurchase Price a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock purchasable pursuant to the Option at the time of delivery of the Repurchase Notice minus the number of shares of Common Stock represented by that portion of the Option then being repurchased.

                  (c) Effect of Statutory or Regulatory Restraints on Repurchase. To the extent that, upon or following the delivery of a Repurchase Notice, Grantor is prohibited under applicable law or regulation from repurchasing the Option (or portion thereof) and/or any Option Shares subject to such Repurchase Notice (and Grantor will undertake to use all commercially reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), Grantor shall immediately so notify the Holder in writing and thereafter deliver or cause to be delivered, from time to time, to the Holder the portion of the Option Repurchase Price and the Option Share Repurchase Price that Grantor is no longer prohibited from delivering, within two business days after the date on which it is no longer so prohibited; provided, however, that upon notification by Grantor in writing of such prohibition, the Holder may, within five days of receipt of such notification from Grantor, revoke in writing its Repurchase Notice, whether in whole or to the extent of the prohibition, whereupon, in the latter case, Grantor shall promptly (i) deliver to the Holder that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Grantor is not prohibited from delivering; and (ii) deliver to the Holder, as appropriate, (A) with respect to the Option, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the Repurchase Notice less the number of shares as to which the Option Repurchase Price has theretofore been delivered to the Holder, and/or (B) with respect to Option Shares, a certificate for the Option Shares as to which the Option Share Repurchase Price has not theretofore been delivered to the Holder. Notwithstanding anything to the contrary in this Agreement, including, without limitation, the time limitations on the exercise of the Option, the Holder may give notice of exercise of the Option for 180 days after a notice of revocation has been issued pursuant to this Section 9(c) and thereafter exercise the Option in accordance with the applicable provisions of this Agreement.

                  (d) Acquisition Transactions. In addition to any other restrictions or covenants, Grantor agrees that, in the event that a Holder delivers a Repurchase Notice, Grantor shall not enter or agree to enter into an agreement or series of agreements relating to a merger with or into or the consolidation with any other person or entity, the sale of all or substantially all of the assets of Grantor or any similar disposition unless the other party or parties to such agreement or agreements agree to assume in writing Grantor's obligations under
         Section 9(a) and, notwithstanding any notice of revocation delivered pursuant to the proviso to Section 9(c), a Holder may require such other party or parties to perform Grantor's obligations under Section 9(a) unless such party or parties are prohibited by law or regulation from such performance, in which case such party or parties shall be subject to the obligations of Grantor under Section 9(c).

         10. Extension of Exercise Periods. The 180-day periods for exercise of certain rights under Sections 2 and 9 shall be extended in each such case at the request of the Holder to the extent necessary to avoid liability by the Holder under Section 16(b) of the Securities Exchange Act of 1934, as amended, by reason of such exercise.

         11. Limitation of Holder Profit. (a) Notwithstanding any other provision herein, in no event shall Grantee's Total Profit (as defined below) exceed $25,000,000, exclusive of any reimbursement of expenses pursuant to
Section 8.5(e) of the Merger Agreement (the "Maximum Profit"), and, if it otherwise would exceed such amount, Grantee, at its sole discretion, shall either (1) reduce the number of shares subject to the Option (and any Substitute Option), (2) deliver to Grantor for cancellation shares of Common Stock (or other securities into which such Option Shares are converted or exchanged), (3) pay cash to the Grantor or (4) any combination of the foregoing, so that Grantee's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions.

         (b) For purposes of this Agreement, "Total Profit" shall mean: (1) the aggregate amount of (a) the excess of (x) the net cash amounts received by Grantee pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) to any unaffiliated third party within 12 months after the exercise of the Option, over (y) the Grantee's aggregate purchase price for such Option Shares (or other securities), plus (b) all amounts received by Grantee on the transfer of the Option (including pursuant to Section 9), plus (c) all amounts received by Grantee pursuant to Section 8.5(b) or (c) of the Merger Agreement (other than reimbursement in respect of Expenses), minus (2) all amounts of cash previously paid to Grantor pursuant to this Section 11 plus the value of the Option Shares (or other securities) previously delivered to the Grantor for cancellation pursuant to this Section 11.

         (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive, nor relieve Grantor's obligation to pay, any payment provided for in Section 8.5(b) and (c) of the Merger Agreement; provided that if and to the extent the Total Profit received by Grantee would exceed the Maximum Profit following receipt of such payment, Grantee shall be obligated to comply with the terms of Section 11(a) within 30 days of the latest of (1) the date of receipt of such payment, (2) the date of receipt of the net cash by Grantee pursuant to the sale of Option Shares (or securities into which such Option Shares are converted or exchanged) to any unaffiliated party within 12 months after the exercise of this Option with respect to such Option Shares and (3) the date of receipt of net cash from the disposition of the Option.

         (d) For purposes of paragraph (a) of this Section and clause (b)(ii) of this Section, the value of any Option Shares delivered to the Grantor shall be the market/offer price of such Option Shares.

         12. Assignment. Neither party may assign any of its rights or obligations under this Agreement or the Option to any other person without the express written consent of the other party except that, (i) Holder may assign this Agreement to a wholly-owned subsidiary of Holder and (ii) in the event that a Triggering Event shall have occurred, Grantee may assign the Option, in whole or in part. Any attempted assignment in contravention of the preceding sentence shall be null and void.

         13. Filings; Other Actions. Grantor will use all commercially reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement.

         14. Specific Performance. Grantor acknowledges that if Grantor fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to Grantee and/or the Holder for which money damages would not be an adequate remedy. In such event, Grantor agrees that Grantee or a Holder shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Grantee or a Holder should institute an action or proceeding seeking specific enforcement of the provisions hereof, Grantor hereby waives the claim or defense that Grantee or a Holder has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Grantor further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

         15. Severability. If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Grantor is not permitted to repurchase pursuant to Section 9, the full number of shares of Common Stock provided in Section 1(a) of this Agreement (as adjusted pursuant to Sections 1(b) and 7 of this Agreement), it is the express intention of Grantor to allow the Holder to acquire or to require Grantor to repurchase such lesser number of shares as may be permissible, without any amendment or modification of this Agreement.

         16. Notice. Notices, requests, instructions, or other documents to be given under this Agreement shall be in writing and shall be deemed given (i) three business days following sending by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile, provided that receipt of the fax is promptly confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, in each case at the addresses of the parties set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

         If to Grantee or a Holder:

         ACE Limited
         The ACE Building
         30 Woodbourne Avenue
         Hamilton HM 08 Bermuda

         Attn:  Chief Executive Officer
         Facsimile: (441) 295-3997

         With a copy to:

         Mayer, Brown & Platt
         190 South LaSalle Street
         Chicago, Illinois 60603
         Attn: Edward S. Best, Esq.
         Facsimile: (312) 701-7711

         If to Grantor:

         Capital Re Corporation
         1325 Avenue of the Americas
         New York, New York 10019
         Attn: Alan S. Roseman
         Facsimile: 212-578-3268

         With a copy to:

         Hogan & Hartson

         111 South Calvert Street, Suite 1600
         Baltimore, Maryland 21202
         Attn: Michael J. Silver, Esq.
         Facsimile: 410-539-6981

         17. Expenses. Except as otherwise expressly provided in this Agreement or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

         18. Entire Agreement. This Agreement, the Stockholder Support Agreement (as defined in the Merger Agreement) and the Merger Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, is intended to confer upon any person or entity, other than the parties to this Agreement, and their respective successors and permitted assigns, any rights or remedies under this Agreement.

         19.      Governing Law and Venue; Waiver of Jury Trial.

                  (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with Delaware law without regard to the conflict of law principles thereof. The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

         20. Captions. The Section and paragraph captions in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

         21. Amendments. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

         22. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

         23. Public Announcement. Grantee and Grantor shall consult with each other prior to issuing, and will provide each other with a meaningful opportunity to review and comment upon, any press releases or otherwise making public announcements with respect to the Option and prior to making any filings with any third party and/or Governmental Entity (as defined in the Merger Agreement) (including any national securities exchange) with respect thereto, except as may be required by law, court process or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation system.

         24. Survival. All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.


         IN WITNESS WHEREOF, Grantee and Grantor have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                CAPITAL RE CORPORATION

                                By:   /s/ Jerome F. Jurschak
                                     --------------------------------------
                                     Jerome F. Jurschak
                                     Chairman and Chief Executive Officer

                                ACE LIMITED

                                By:   /s/  Brian Duperreault
                                     --------------------------------------
                                     Brian Duperreault
                                     Director/Chairman of the Board

                                                                Exhibit B

                        Form of Company Affiliate Letter

                                      Date

ACE Limited
The ACE Building
30 Woodbourne Avenue

Hamilton HM 08 Bermuda

Capital Re Corporation
1325 Avenue of the Americas
New York, New York  10019

Ladies and Gentlemen:

         I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Capital Re Corporation, a Delaware corporation (the "Company"), as such term (i) is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of June 10, 1999, as it may be amended, supplemented or modified from time to time (the "Merger Agreement"), among the Company, ACE Limited, a cayman Islands company ("Parent"), and CapRe Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         In consideration of the agreements contained herein, Parent's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that I will not make any sale, transfer or other disposition of any Ordinary Shares received by me pursuant to the Merger in violation of the Securities Act or the rules and regulations thereunder. I have been advised that the issuance of the Ordinary Shares pursuant to the Merger will have been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. I have also been advised, however, that since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the stockholders of the Company, the Ordinary Shares received by me may be disposed by me only (i) pursuant to an effective registration under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

         I also understand that instructions will be given to Parent's transfer agent with respect to the Ordinary Shares to be received by me pursuant to the Merger and that there may be placed on the certificates representing such Ordinary Shares, or any substitutes therefor, a legend stating in substance as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION.

         It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if I shall have delivered to Parent an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act.

         I further understand and agree that Parent is under no obligation to register the sale, transfer or other disposition of the Ordinary Shares by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption form such registration available.

         Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

         This letter agreement constitutes the complete understanding between Parent and me concerning the subject matter hereof. Any notice required to be sent to either party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This letter agreement shall be governed by and construed and interpreted in accordance with, the laws of the State of Delaware.

         If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                       Very truly yours,

                                       By:
                                       Name:
                                       Address:

Accepted this  day of        , 1999.

ACE LIMITED

By:
       Name:

       Title:

CAPITAL RE CORPORATION

By:
       Name:

       Title:

                                                                 Exhibit C



            FORM OF ACE/CAPRE ACQUISITION CORP REPRESENTATION LETTER

                        _________________,_______, 1999


Hogan & Hartson L.L.P.
555 13th Street, N.W.
Washington, D.C.  20004-1109

Ladies and Gentlemen:

                  This letter is supplied to you in connection with your rendering of opinions regarding certain income tax consequences of the transactions described in the Agreement and Plan of Merger (the "Agreement"), dated as of June 10, 1999, by and among Ace Limited ("Ace"), a Cayman Islands corporation, CapRe Acquisition Corp. ("MergerSub"), a Delaware corporation and wholly-owned subsidiary of Ace, and Capital Re Corporation ("Capital Re"), a Delaware corporation. Pursuant to the Agreement, MergerSub will be merged with and into Capital Re (the "Merger"). Unless otherwise defined herein, capitalized terms used herein shall have the same meaning as defined in the Agreement.

                  The undersigned authorized officer, on behalf and in the name of Ace, hereby certifies and represents that the following facts are true and will continue to be true as of the Effective Time:

                  (1) Ace's principal reasons for participating in the Merger are bona fide business reasons and not tax reasons.

                  (2) At the Effective Time of the Merger, the total fair market value of the ordinary shares of Ace ("Ace Shares") and other consideration received by each holder of Capital Re Common Stock will be approximately equal to the fair market value of Capital Re Common Stock surrendered in the exchange, and the aggregate consideration received by the holders of Capital Re Common Stock in exchange for their Capital Re Common Stock will be approximately equal to the fair market value of all of the outstanding shares of Capital Re Common Stock shares immediately prior to the Merger, other than Capital Re stock owned by Capital Re or by Ace or by any direct or indirect subsidiary of Capital Re or Ace (other than shares of Capital Re Common Stock that are owned on behalf of third parties).

                  (3) Except with respect to payments of cash to Capital Re shareholders in lieu of fractional shares of Ace Shares, one hundred percent (100%) of the Capital Re Common Stock outstanding immediately prior to the Merger, other than Capital Re stock owned by Capital Re or by Ace or by any direct or indirect subsidiary of Capital Re or Ace (other than shares of Capital Re Common Stock that are owned on behalf of third parties), will be exchanged solely for Ace Shares. Thus, except as set forth in the preceding sentence, Ace and MergerSub intend that no consideration be paid or received (directly or indirectly, actually or constructively) for Capital Re Common Stock other than Ace Shares.

                  (4) In connection with the Merger, persons that are or may become related to Ace, within the meaning of Treas. Reg. 1.368-1(e)(3), will not acquire with consideration other than a proprietary interest in Ace, (i) Capital Re Common Stock, or (ii) Ace Shares issued to the holders of Capital Re Common Stock in the Merger.

                  (5) Assuming the correctness of the representation in paragraph 5 of Capital Re Representation Letter, following the Effective Time Capital Re will hold at least 90 percent (90%) of the fair market value of its net assets and at least 70 percent (70%) of the fair market value of its gross assets and at least 90 percent (90%) of the fair market value of MergerSub's net assets and at least 70 percent (70%) of the fair market value of MergerSub's gross assets held immediately prior to the Effective Time. For the purpose of this representation, the following assets will be treated as assets of Capital Re or MergerSub, as the case may be, held immediately before the Merger: (1) assets disposed of by Capital Re or MergerSub immediately prior to the Merger and in contemplation thereof (including without limitation any asset disposed of by Capital Re or MergerSub, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Time and beginning with the commencement of negotiations (whether formal or informal) by Capital Re with Ace or MergerSub regarding the Merger) (the "Pre-Merger Period"); (2) amounts paid by Capital Re or MergerSub to shareholders who receive cash or other property; and (3) Capital Re or MergerSub assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends), if any, made by Capital Re or MergerSub immediately preceding the transfer.

                  (6) Prior to the Merger, Ace will be in control of MergerSub within the meaning of section 368(c) of the Internal Revenue Code.

                  (7) Following the Merger, Ace will not cause Capital Re to issue additional shares of its stock (or securities, options, warrants or instruments giving the holder thereof the right to acquire Capital Re stock) or take any other action that would result in Ace losing control of Capital Re within the meaning of section 368(c) of the Code.

                  (8) Ace has no present and as of the Effective Time will have no plan or intention to reacquire any of its stock issued in the Merger.

                  (9) Ace has no present and as of the Effective Time will have no plan or intention to liquidate Capital Re; to merge Capital Re with and into another corporation (except pursuant to the Merger); to sell or otherwise dispose of the stock of Capital Re, except for any transfer to a corporation controlled by Ace in accordance with Treas. Reg. ss. 1.368-2(k)(2), or to cause Capital Re to sell or otherwise dispose of any of its assets or any of the assets acquired from MergerSub in the Merger, except for dispositions made in the ordinary course of business or transfers described in Treas. Reg. ss. 1.368-2(k)(2).

                  (10) No holder of Capital Re Common Stock is acting as agent for Ace in connection with the Merger or approval thereof, and neither Ace nor MergerSub will reimburse any holder of Capital Re Common Stock for Capital Re Common Stock such holder of Capital Re Common Stock may have purchased or for other obligations such holder of Capital Re Common Stock may have incurred as agent for Ace or MergerSub.

                  (11) Following the Merger, Ace will cause Capital Re to continue its historic business or use a significant portion of its historic business assets in a business.

                  (12) Ace and MergerSub will pay their respective expenses, if any, incurred in connection with the Merger.

                  (13) There is no intercorporate indebtedness existing between Ace and Capital Re or between MergerSub and Capital Re that was issued, acquired, or will be settled at a discount as a result of the Merger, and neither Ace nor MergerSub will assume any liability of any holder of Capital Re Common Stock in connection with the Merger.

                  (14) Neither Ace nor MergerSub are investment companies as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

                  (15) The Ace Shares into which Capital Re Common Stock will be converted in the Merger is "voting stock" within the meaning of Section 368(a)(2)(E) of the Code.

                  (16) MergerSub will not have any liabilities assumed by Capital Re, and will not transfer to Capital Re any assets subject to liabilities, as part of the Merger.

                  (17) Except for the options to acquire Capital Re Common Stock granted to Ace under the Stock Option Agreement and any shares of Capital Re Common Stock acquired pursuant to the Stock Purchase Agreement between Ace Bermuda Insurance, Ltd. and Capital Re, dated as of February 19, 1999, neither Ace nor MergerSub, nor any affiliate of Ace or MergerSub, owns, directly or indirectly, nor have they owned during the past five years, directly or indirectly, any Capital Re capital stock or the right to acquire or vote any such stock.

                  (18) The payment of cash in lieu of fractional Ace Shares is solely for the purpose of avoiding the expense and inconvenience to Ace of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Capital Re Common Stock instead of issuing fractional Ace Shares will not exceed one percent (1%) of the total consideration that will be issued in the Merger to holders of Capital Re Common Stock in exchange for their Capital Re Common Stock. The fractional share interests of each Capital Re shareholder will be aggregated, and no Capital Re shareholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full Ace Share, except for any cases in which a Capital Re shareholder holds beneficial interests in shares of Capital Re through more than one account and such multiple accounts cannot be aggregated, either because the beneficial interest cannot be identified or it would be improper to do so, and in any cases in which the same shareholder owns stock in multiple accounts and Ace cannot aggregate those accounts through use of their common taxpayer identification number or EIN or otherwise (in which case no account will receive more than a fraction of one share in cash).

                  (19) None of the compensation received by any shareholder-employee of Capital Re will be separate consideration for, or allocable to, any of their Capital Re Common Stock; none of the Ace Shares received by any shareholder-employees will be separate consideration for, or allocable to, any Capital Re employment agreement or any covenants not to compete with Capital Re; and the compensation paid to any shareholder-employees by Capital Re will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                  (20) The Merger will be consummated, if at all, in compliance with the Agreement and the laws of the State of Delaware.

                  (21) No more than fifty percent (50%) of the total voting power and the total value of outstanding capital stock of Ace will be received, pursuant to the Merger, by Capital Re shareholders.

                  (22) Ace will provide to Capital Re all information necessary and useful to the timely completion and filing by Capital Re of the statement titled "Section 367(a) Reporting of Cross Border Transfer Under Reg. ss. 1.367(a)-3(c)(6).

                  (23) One or more of Ace's "qualified subsidiaries" (within the meaning of Treas. Reg. ss. 1.367(a)-3(c)(5)(vii)) will have been engaged in the business of providing insurance and reinsurance products outside the United States (the "Non-U.S. Business") for the entire 36-month period ending at the Effective Time of the Merger and there is no intent to dispose of or discontinue such "active trade or business." Such Non-U.S. Business is a specific unified group of activities that constitute an independent economic enterprise carried on for profit. The Non-U.S. Business is conducted by officers and employees of Ace or its qualified subsidiaries. The primary managerial and operational activities of the Non-U.S. Business are conducted outside the United States.

                  (24) At the Effective Time of the Merger, the fair market value of Ace will be equal to or greater than the fair market value of Capital Re.

                  (25) During the 36-month period ending at the Effective Time, neither Ace nor any "qualified subsidiary" of Ace has acquired, for the principal purpose of satisfying the substantiality test of Treas. Reg. ss. 1.367(a)-(3)(c)(iii), assets that produce and are held for the production of passive income as defined in section 1296(b) of the Code, other than, with respect to Ace, any assets consisting of the stock of a qualified subsidiary or an interest in a qualified partnership, which stock or interest was not acquired with the principal purpose of satisfying the active business test of Treas. Reg. ss. 1.367(a)-3(c)(3) or the substantiality test of Treas. Reg. ss. 1.367(a)-(3)(c)(iii).

                  (26) During the 36-month period ending at the Effective Time, neither Ace nor any qualified subsidiary or partnership has acquired any assets from Capital Re or any "affiliate" (within the meaning of section 1504(a) of the Code, substituting "50 percent" for "80 percent," where it appears therein, and without the exceptions under Section 1504(b) of the Code) of Capital Re.

                  The undersigned recognizes that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreement and documents related thereto; (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects; and
(iii) your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.

                                    Very truly yours,

                                    Ace Limited

                                    By:
                                    Title:

                                    CapRe Acquisition Corp.

                                    By:
                                    Title:


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                                                                 Exhibit D

                    FORM OF CAPITAL RE REPRESENTATION LETTER

                         _________________,_______, 1999


Hogan & Hartson L.L.P.
555 13th Street, N.W.
Washington, D.C.  20004-1109

Ladies and Gentlemen:

                  This letter is supplied to you in connection with your rendering of opinions regarding certain income tax consequences of the transactions described in the Agreement and Plan of Merger (the "Agreement"), dated as of June 10, 1999, by and among Ace Limited ("Ace"), a Cayman Islands corporation, CapRe Acquisition Corp. ("MergerSub"), a Delaware corporation and wholly-owned subsidiary of Ace, and Capital Re Corporation ("Capital Re"), a Delaware corporation. Pursuant to the Agreement, MergerSub will be merged with and into Capital Re (the "Merger"). Unless otherwise defined herein, capitalized terms used herein shall have the same meaning as defined in the Agreement.

                  The undersigned authorized officer, on behalf and in the name of Capital Re, hereby certifies and represents that the following facts are true and will continue to be true as of the Effective Time:

                  (1) Capital Re's reasons for participating in the Merger are bona fide business reasons and not tax reasons.

                  (2) At the Effective Time of the Merger, the total fair market value of the ordinary shares of Ace ("Ace Shares") and other consideration received by each holder of Capital Re Common Stock will be approximately equal to the fair market value of Capital Re Common Stock surrendered in the exchange, and the aggregate consideration received by the holders of Capital Re Common Stock in exchange for their Capital Re Common Stock will be approximately equal to the fair market value of all of the outstanding Common Stock of Capital Re Common Stock immediately prior to the Merger, other than Capital Re stock owned by Capital Re or by Ace or by any direct or indirect subsidiary of Capital Re or Ace (other than shares of Capital Re Common Stock that are owned on behalf of third parties).

                  (3) Except with respect to payments of cash to Capital Re shareholders in lieu of fractional Ace Shares, one hundred percent (100%) of the Capital Re Common Stock outstanding immediately prior to the Merger, other than Capital Re Common Stock owned directly by Ace or MergerSub, will be exchanged solely for Ace Shares. Thus, except as set forth in the preceding sentence, Capital Re intends that no consideration be paid or received (directly or indirectly, actually or constructively) for Capital Re Common Stock other than Ace Shares.

                  (4) Prior to and in connection with the Merger, including without limitation the period ending on the Effective Time and beginning with the commencement of negotiations (whether formal or informal) by Capital Re with Ace or MergerSub regarding the Merger (the "Pre-Merger Period"), (i) Capital Re has not redeemed (and will not redeem) any Capital Re Common Stock and has not made (and will not make) any distributions with respect thereto other than those that are consistent with past custom and practice and (ii) persons that are or may become related to Capital Re, within the meaning of Treas. Reg. ss. 1.368-1(e)(3), have not acquired (and will not acquire) Capital Re Common Stock from any holder thereof with consideration other than Capital Re Common Stock or Ace Shares.

                  (5) At the Effective Time, Capital Re will hold at least 90 percent (90%) of the fair market value of its net assets and at least 70 percent (70%) of the fair market value of its gross assets held immediately prior to the Merger. For the purpose of this representation, the following assets will be treated as assets of Capital Re held immediately before the Merger: (1) assets disposed of by Capital Re immediately prior to the Merger and in contemplation thereof (including without limitation any asset disposed of by Capital Re, other than in the ordinary course of business, pursuant to a plan or intent existing during the Pre-Merger Period); (2) amounts paid by Capital Re to shareholders who receive cash or other property; and (3) Capital Re assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends), if any, made by Capital Re immediately preceding the transfer.

                  (6) The business conducted by Capital Re immediately prior to the Merger will be its historic business and no assets of Capital Re have been acquired, or sold, transferred or otherwise disposed of, which would prevent Ace from continuing the historic business of Capital Re or from using a significant portion of Capital Re's historic business assets in a business following the Merger.

                  (7) At the Effective Time of the Merger, there will be no accrued but unpaid dividends on Capital Re Common Stock.

                  (8) Capital Re and holders of Capital Re Common Stock will pay their respective expenses, if any, incurred in connection with the Merger.

                  (9) There is no intercorporate indebtedness existing between Ace and Capital Re or between MergerSub and Capital Re that was issued, acquired, or will be settled at a discount as a result of the Merger, and neither Ace nor MergerSub will assume any liabilities of any holder of Capital Re Common Stock in connection with the Merger.

                  (10) Capital Re is not, and will not be at the Effective Time of the Merger, an investment company as defined in section 368(a)(2)(F)(iii) and
(iv) of the Code.

                  (11) Capital Re is not, and will not be at the Effective Time of the Merger, under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

                  (12) The fair market value of the assets of Capital Re will, at the Effective Time of the Merger, equal or exceed the sum of its liabilities, plus the amount of liabilities, if any, to which Capital Re's assets are subject.

                  (13) Capital Re has no present plan or intention to issue additional shares of its stock (or securities, options, warrants or instruments giving the holder thereof the right to acquire Capital Re stock) after the Effective Time that would result in Ace losing control of Capital Re within the meaning of Section 368(c) of the Code.

                  (14) The payment of cash in lieu of fractional Ace Shares is solely for the purpose of avoiding the expense and inconvenience to Ace of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Capital Re Common Stock instead of issuing fractional Ace Shares will not exceed one percent (1%) of the total consideration that will be issued in the Merger to holders of Capital Re Common Stock in exchange for their Capital Re Common Stock. The fractional share interests of each Capital Re shareholder will be aggregated, and no Capital Re shareholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full Ace Share, except for any cases in which a Capital Re shareholder holds beneficial interests in shares of Capital Re through more than one account and such multiple accounts cannot be aggregated, either because the beneficial interest cannot be identified or it would be improper to do so, and in any cases in which the same shareholder owns stock in multiple accounts and Ace cannot aggregate those accounts through use of their common taxpayer identification number or EIN or otherwise (in which case no account will receive more than a fraction of one share in cash).

                  (15) None of the compensation received by any shareholder-employee of Capital Re will be separate consideration for, or allocable to, any of their Capital Re Common Stock; none of the Ace Shares received by any shareholder-employees will be separate consideration for, or allocable to, any Capital Re employment agreement or any covenants not to compete with Capital Re; and the compensation paid to any shareholder-employees by Capital Re will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                  (16) At the Effective Time of the Merger, Capital Re will not have outstanding warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Capital Re that, if exercised or converted, would affect Ace's ownership of "control" of Capital Re, as defined in Section 368(c) of the Code.

                  (17) The Merger will be consummated, if at all, in compliance with the Agreement and the laws of the State of Delaware.

                  (18) At the Effective Time of the Merger, the fair market value of Capital Re will not exceed the fair market value of Ace.

                  (19) Except for any shares of Capital Re Common Stock acquired pursuant to the Stock Purchase Agreement between Ace Bermuda Insurance, Ltd. and Capital Re, dated as of February 19, 1999, Ace does not own, directly or indirectly, nor has it owned, directly or indirectly, during the five-year period ending at the Effective Time of the Merger, any Capital Re Common Stock.

                  (20) Capital Re will timely file a United States federal income tax return for its taxable year in which the Merger occurs and will attach to such return a statement titled "Section 367(a) - Reporting of Cross Border Transfer under Reg. Section 1.367(a)-3(c)(6)," which sets forth all of the information required to be disclosed under such Treasury Regulations section.

                  (21) During the 36-month period ending at the Effective Time, neither Ace nor any qualified subsidiary or partnership has acquired any assets from Capital Re or an "affiliate" (within the meaning of section 1504(a) of the Code, substituting "50 percent" for "80 percent," where it appears therein, and without the exceptions under Section 1504(b) of the Code) of Capital Re.

                  (22) Capital Re has received certificates from each of its officers, directors and five percent or more shareholders (within the meaning of Treas. Reg. ss. 1.367(a)-3(c)(5)(iii)) as to their ownership of Ace Shares (taking into account the attribution rules of Section 318 of the Code, as modified by the rules of Section 958(b) of the Code). Based on these certificates, no more than fifty percent (50%) of the outstanding capital stock of Ace will be owned, immediately after the Merger, by "U. S. persons" (as defined in Treas. Reg. ss. 1.367(a)-1T(d)(1)) who are either officers or directors of Capital Re or persons who directly, indirectly or constructively owned five percent (5%) or more of either the total voting power or value of the stock of Capital Re immediately prior to the Merger.

                  (23) No more than fifty percent (50%) of the total voting power and the total value of outstanding capital stock of Ace will be received, pursuant to the Merger, by Capital Re shareholders.

                  The undersigned recognizes that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreement and documents related thereto; (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects; and
(iii) your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.

                              Very truly yours,

                              Capital Re Corporation

                              By:
                              Title: